SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------x
JOSEPH DELEO and NANCY P. DELEO, on          :
behalf of themselves and all others
similarly situated,                          :

                         Plaintiffs,             Index No. 97-600185
     v.                                      :
                                                 IAS Part ________
NY REAL ESTATE SERVICES 1, INC., a           :
Delaware corporation, MENDIK CORPORATION,a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an Individual,            :

                         Defendants.         :

THE MENDIK REAL ESTATE LIMITED               :
PARTNERSHIP,
                                             :
                    Nominal Defendant.
----------------------------------------------x
MICHAEL J. HATEM, on behalf of himself and
all others similarly situated,               :
                         Plaintiff,
     v.                                      :  Index No. 97-600719

NY REAL ESTATE SERVICES 1, INC., a           :  IAS Part ______
Delaware Corporation, MENDIK CORPORATION,a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an individual,            :
                         Defendants.
                                             :
THE MENDIK REAL ESTATE LIMITED
PARTNERSHIP,                                 :

                    Nominal Defendant.       :
----------------------------------------------x
NANCY P. LANDIS, on behalf of herself and all
others similarly situated,                   :
                         Plaintiff,
     v.                                      :  Index No. 97-113872

NY REAL ESTATE SERVICES 1, INC., a           :  IAS Part __________
Delaware corporation, MENDIK CORPORATION,a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an Individual,            :
                         Defendants.
                                             :
THE MENDIK REAL ESTATE LIMITED
PARTNERSHIP,                                 :

                    Nominal Defendant.       :
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                STIPULATION AND AGREEMENT OF
             COMPROMISE, SETTLEMENT AND RELEASE

          The parties to the above-captioned actions (the"Actions"),

by and through their respective attorneys, propose the following

Stipulation and Agreement of Compromise, Settlement and Release

(the "Stipulation" or the "Settlement") for the approval of the Court.

                            BACKGROUND1

          The Partnership

A.             The Actions concern The Mendik Real Estate

Limited Partnership, a limited partnership organized under

the laws of the state of New York (the "Partnership")

pursuant to a Certificate and Agreement of Limited

Partnership (as restated and amended to date, the

"Partnership Agreement").  The Partnership was organized in

1986 to invest in, acquire, maintain, operate and dispose of interests in commercial real estate located in New York City and the Greater New York City Metropolitan Area.  Between

April 1986 and September 18, 1987, the Partnership sold

395,169 units of limited partnership interests to the

public.  The general partners of the Partnership (the

"General Partners") are (1) NY Real Estate Services 1, Inc.

("NYRES"), a Delaware corporation (formerly known as Hutton

Real Estate Services XV, Inc.), an indirect wholly owned

subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), and

(2) Mendik RELP Corporation ("Mendik RELP"), a New York

corporation (formerly known as Mendik Corporation) wholly

owned by Bernard H.  Mendik ("Mendik").

          The Partnership Properties

B.             At all times relevant hereto, the Partnership

held interests in three properties (such interests are

referred to herein collectively as the "Partnership

Properties"):

          (a)  Two Park Avenue:  M/H Two Park Associates, a

New York limited partnership ("M/H Two Park Associates"),

owns a sixty percent general partnership interest (the "M/H

Park Interest") in Two Park Company, a general partnership

that owns Two Park Avenue, an office building located in

Manhattan, New York City ("Two Park Avenue").  The

Partnership owns a 99.5 percent interest in M/H Two Park

Associates (the "Two Park Partnership Interest"); the

remaining .5 percent interest in M/H Two Park Associates

(the ".5% Interest") is held by NYRES, which owns a .25

percent interest in M/H Two Park Associates, and Mendik RELP and its affiliates, which together own the other .25 percent interest.  B&B Park Avenue, L.P., a Delaware limited

partnership ("B&B"), is the other partner of Two Park

Company, owning the remaining forty percent interest in Two

Park Avenue.  The sole asset owned by B&B is its partnership interest in Two Park Company.  The Two Park Company

partnership agreement provides that if either partner of Two

Park Company receives a bona fide offer to purchase its

partnership interest in Two Park Company, which the other

such partner is willing to accept, such partner must give

the other partner a right of first refusal to purchase the

partnership interest on the same terms and conditions as the terms and conditions of the bona fide offer.

          (b) Saxon Woods:  The Partnership is the lessee

under two ground leases (expiring September 29, 2027 (with

three renewal options through 2106)) and fee holder in the

improvements for Saxon Woods Corporate Center, two office

buildings located at 550-600 Mamaroneck Avenue, Harrison,

New York ("Saxon Woods").

          (c)  330 West 34th Street  The Partnership is the

lessee under a ground lease (expiring December 31, 2020

(with four renewal options through 2149)) for an office

building located at 330 West 34th Street, Manhattan, New

York City. ("330 West 34th Street").

          The Two Park Avenue Transaction

C.             Before April 15, 1997, Mendik RELP was a

general partner of B&B.  Beginning in 1996, Mendik RELP

entered into negotiations with the other general partner and the limited partners of B&B to purchase their general and

limited partnership interests in B&B, which partnership

interests constituted a 99.5% ownership interest in B&B (the

"B&B Partnership Interests").  (Mendik RELP owned the

remaining .5% of B&B.)  This purchase was consummated by an

affiliate of Mendik RELP (the "Mendik RELP Affiliate") on

April 15, 1997, for a price of $14,775,000.  The B&B

Partnership Interests were immediately thereafter

transferred by the affiliate (together with the .5% interest held by Mendik RELP in B&B) to affiliates of Vornado Realty

Trust, a real estate investment trust organized under the

laws of Maryland.  Taking into account the outstanding $65

million mortgage on Two Park Avenue and B&B's 40 percent

ownership interest in Two Park Company, this purchase price

reflected a valuation of Two Park Avenue of approximately

$102 million.

          The Vornado REIT Transaction

D.             On April 15, 1997, Mendik and certain of his

affiliates entered into a transaction with Vornado Realty

Trust, pursuant to which an affiliate of Vornado Realty

Trust acquired certain real estate holdings and management

and leasing assets owned by Mendik and the affiliates (the

"Vornado REIT Transaction").  In connection with the Vornado

Transaction, Mendik was elected to the position of Vice-

Chairman of Vornado.  As part of the Vornado REIT

Transaction, an affiliate of Vornado Realty Trust purchased

the B&B Partnership Interest from the Mendik RELP Affiliate

for the same price the affiliate had paid for those

interests.  At the same time, the affiliate of Vornado

Realty Trust purchased the .5% interest in B&B held by

Mendik RELP for 423 units of Vornado Realty L.P.  This price again reflected a $102 million valuation for Two Park

Avenue.

          The Actions

E.             On January 14, 1997, Joseph and Nancy DeLeo,

holders of limited partnership Units in the Partnership,

commenced an action encaptioned DeLeo v. NY Real Estate

Services 1, Inc. et al. (Index No. 97-600185) in this Court

(the "DeLeo Action").  The DeLeo Action was brought as a

putative class action, under NYCPLR Article 9, on behalf of

all persons who hold limited partnership interests in the

Partnership (the "Limited Partners") (excluding defendants

and their affiliates) against NYRES 1, Mendik Corp. (now

known as Mendik RELP), B&B Park Avenue, L.P. and Mendik (the

"Defendants").  On February 10, 1997, Michael J. Hatem

commenced an action encaptioned Hatem v. NY Real Estate

Services 1, Inc. et al., (Index No. 97-600719)(the "Hatem

Action").  The Hatem Action was brought as a class action,

under NYCPLR Article 9, on behalf of all persons who hold

limited partnership interests in the Partnership (excluding

defendants and their affiliates) against the Defendants.  On

February 25, 1997, the plaintiffs in the Hatem and DeLeo

Actions served amended complaints that were in all

substantive respects identical.

F.         On July 31, 1997, a third action was commenced by

Nancy P. Landis encaptioned Landis v. NY Real Estate

Services 1, Inc. et al., (Index No. 97-113872) (the "Landis

Action").  The Landis Action was also brought as a putative

class action, under NYCPLR Article 9, on behalf of all

persons who hold limited partnership interests in the

Partnership (excluding defendants and their affiliates),

against the Defendants.  Its allegations were in all

substantive respects identical to the allegations in the

amended complaints in the DeLeo and Hatem Actions.  The

DeLeo, Hatem and Landis Actions are collectively referred to herein as the "Actions."

G.             The parties will seek to have the Actions

consolidated and the plaintiffs in the Actions have informed the Defendants that they will file a consolidated amended

complaint (the "Consolidated Complaint").  The Consolidated

Complaint asserts claims on behalf of the Class (as defined

in Paragraph 1.3 below) and also asserts claims brought

derivatively on behalf of the Partnership.  The Consolidated

Complaint alleges that the Defendants have breached and will continue to breach their fiduciary duties owed to the Class

under New York law, and their contractual obligations under

the Partnership Agreement by, inter alia, the following

acts:  (1) the General Partners' alleged failure to timely

sell or liquidate the Partnership Properties despite alleged recent improvements in the real estate market and despite

statements in the 1987 Partnership offering prospectus that

the Partnership expected to dispose of its properties within seven to ten years after their acquisition; (2) the Mendik

RELP affiliates' purchase of the B&B Partnership Interests

and the subsequent transfer of those interests to an

affiliate of Vornado Realty Trust, which transfers the

complaint alleges violated the Partnership Agreement and the

Defendants' fiduciary duties to the Partnership and the

Class because (i) the transfers allegedly make it more

difficult for the Partnership to sell the M/H Park Interest

or the Two Park Partnership Interest at an appropriate time

and at an appropriate price; (ii) the transfers allegedly

violate the Partnership Agreement provision that provides

that the Partnership may enter into a joint venture with a

third party only if the Partnership and such third party

have substantially identical investment objectives;

(iii) the transfers allegedly hinder M/H Two Park Associates from negotiating the sale of a 100 percent interest in Two

Park Avenue at a price higher than separate 60% and 40%

interests can achieve; (iv) the transfer allegedly injured

the Partnership because the Partnership was not afforded the opportunity to purchase the B&B Partnership Interest in Two

Park Company pursuant to the right of first refusal referred to in Paragraph B(a) above, which right of first refusal

plaintiffs allege was applicable to the transactions;

(v) the transfers allegedly deprived the Partnership and the

Class of the same opportunity to liquidate their indirect

investment in Two Park Avenue that the Vornado REIT

Transaction afforded to Mendik and his affiliates; and

(vi) the General Partners failed to adequately disclose the

Vornado REIT Transaction to the Class.  As relief, the

plaintiffs seek to (1) enjoin the Vornado REIT Transaction,

(2) compel the Defendants to provide an accounting and

(3) compel the General Partners to liquidate the Partnership and appoint a receiver to supervise the liquidation, or, in

the alternative, to conduct an auction for Two Park Avenue

and the other Partnership Properties.

          The Negotiations and the Vornado Purchase

H.             Since the filing of the Actions, Class

Counsel (as defined in Paragraph 1.6 of this Agreement) have engaged in extensive investigation, discovery and have,

through Lead Class Counsel (as defined in  1.17 of this

Agreement), conducted arms-length negotiations with

Defendants and with representatives of Vornado concerning

the settlement of the Actions.  Class Counsel has reviewed

extensive documents relating to the claims asserted in the

Consolidated Complaint and to the value of the properties

and have retained real estate experts and consultants to

advise them.

I.          The Parties have agreed to settle the Actions by

selling the Two Park Partnership Interest and the .5%

Interest to Vornado Realty Trust and 330 West 34th and

Saxons Woods to Vornado Realty, L.P. or an affiliate

thereof,  (Vornado Realty Trust and Vornado Realty L.P. and

their affiliates which are to be involved in the Vornado

Purchase are referred to collectively herein as "Vornado"),

making certain payments from the sale proceeds to Former

Unitholders (as defined in  1.12 of this Agreement), and

thereafter liquidating and dissolving the Partnership in

accordance with the terms of this Agreement.  The principal

terms of the transaction with Vornado (the "Vornado

Purchase") are as follows:

                  (a)  (i)  The Two Park Partnership Interest

and the .5% Interest will be acquired by Vornado subject to

the existing mortgage held by Union Bank of Switzerland (New

York Branch), Baycrische Landesbank (Cayman Island Branch),

L-Bank Landeskreditbank Baden-Wurtternberg and

Sudwestdeutsche Landesbank Girozentrale.  Vornado will pay

$34,800,000 in the aggregate with respect to the Two Park

Partnership Interest and the .5% Interest.  Vornado will pay

$34,626,000 with respect to the Two Park Partnership

Interest (the "Two Park Partnership Interest Purchase

Price"), payable in any combination of common shares of

beneficial ownership of Vornado Realty Trust ("Vornado

Stock") and/or cash (to the extent the number of shares of

Vornado Stock are limited by the next succeeding sentence,

or more if Vornado otherwise elects, subject to Paragraph

(a)(ii) below), and Vornado will pay $174,000 cash with

respect to the .5% Interest.  The number of shares of

Vornado Stock to be paid with respect to the Two Park

Partnership Interest will be determined by dividing the

average of the closing price of such shares on the New York

Stock Exchange for the last ten trading days ending on the

last trading day before the closing of the Vornado Purchase

(the "Closing Price") into the Two Park Partnership Interest

Purchase Price; provided that the number of shares of

Vornado Stock will not exceed one percent of the shares of

Vornado Stock outstanding as shown by Vornado Realty Trust's then most recent Form 10-Q or 10-K. (the "1% Limit").

               (ii)  Vornado may elect to pay all cash for

the Two Park Partnership Interest.  If, however, Vornado

elects to pay any portion of the Two Park Partnership

Interest Purchase Price in stock, Vornado must pay

sufficient shares of stock, subject to the 1% Limit, so that every Class Member Limited Partner who has elected to

receive Vornado Stock pursuant to Paragraph 9(b) below will

receive its full allocable share of the Two Park Partnership

Interest in stock.  A portion of the Vornado Stock will be

deposited by Vornado at the closing into a liquidating trust

(the "Liquidating Trust"), for the benefit of the Settlement

Class Members and a portion will be issued to the

Partnership.  The Vornado Stock, or proceeds therefrom, will be distributed in accordance with Paragraph 9(b) hereof.

                  (b)  Vornado will purchase Saxon Woods and

330 West 34th Street from the Partnership for an aggregate

price of $30 million, payable in cash (the "Cash Proceeds")

(subject to customary post-closing adjustments).  The sales

of the Two Park Partnership Interest, the .5% Interest,

Saxon Woods and 330 West 34th Street to Vornado will close

simultaneously.  Vornado will not be obligated to purchase

any of the Partnership Properties unless the Partnership can deliver all of the Partnership Properties at the closing.

In that circumstance, Vornado may still, however, elect to

purchase all of the Partnership Properties which the

Partnership can deliver at the closing.

                  (c)  All New York City and New York State

transfer taxes payable (without regard to the special rates

applicable to REITs) in connection with the sale of the

Partnership Properties will be paid by the Partnership.

Vornado will be responsible for the payment of New York City and New York State transfer taxes, if any, attributable to

the sale of the interest of B&B which are required to be

paid as a result of the Vornado Purchase.

                  (d)  The sale of the Two Park Partnership

Interest will be effectuated pursuant to a Section 3(a)(10)

exemption under the Securities Act of 1933, such that

(i) all stock issued by Vornado as part of the Vornado

Purchase and deposited into the Liquidating Trust would be

freely transferable to the Class Member Limited Partners and by them upon receipt from the Liquidating Trust without any

restrictions (other than such restrictions that apply to an

"affiliate" of Vornado within the meaning of Rule 144

promulgated under the Securities Act of 1933) and (ii) all

stock issued by Vornado as part of the Vornado Purchase to

the Partnership would be freely transferrable by the

Partnership without restriction (other than such

restrictions that apply to an "affiliate" of Vornado within

the meaning of Rule 144 promulgated under the Securities Act of 1933).  Such shares will be fully paid, non-assessable

and free from all liens and encumbrances of Vornado.

                  (e)  M/H Two Park Associates will be entitled

to sixty percent (60%) of any refund of real property taxes

paid with respect to any period prior to the closing of the

Vornado Purchase received by Two Park Company as a result of tax certiorari proceedings, net of any costs and expenses

incurred in connection with obtaining such refund and net of any portion thereof refunded to tenants at 2 Park Avenue.

                  (f)  The Partnership will be entitled to a

refund of real property taxes paid with respect to any

period prior to the closing of the Vornado Purchase received by Vornado as a result of tax certiorari proceedings

concerning 330 West 34th Street or Saxon Woods, net of any

costs and expenses incurred in connection with obtaining

such refund and net of any portion thereof refunded to

tenants at 330 West 34th Street or Saxon Woods.

                  (g)  The closing of the Vornado Purchase will

occur no later than 30 days after the Final Date (as defined in Paragraph 1.11 below).  If the Final Date does not occur

by July 30, 1999, Vornado may terminate its obligation to

purchase the Partnership Properties by giving 15 days

written notice of such election to the Partnership, which

will promptly give written notice to Lead Class Counsel;

such election shall be effective at the end of the 15 day

notice period.

 J.         Class Counsel have made a thorough investigation

of the facts and a study of legal principles applicable to

plaintiffs' claims and have conducted extensive discussions

and arms-length negotiations with representatives of

Defendants and Vornado with a view toward settling the

Actions and achieving the best possible relief consistent

with the interests of the Class and the Partnership.

Plaintiffs and Class Counsel have agreed to settle the

Actions according to the terms of this Stipulation after

considering: (i) the substantial benefits that the

Partnership and members of the Settlement Class will receive therefrom; (ii) the attendant risks of litigation; (iii) the probability of success on the merits of the allegations

asserted in the Actions; (iv) the fact that the Settlement

results in the prompt liquidation of the Partnership,

resulting in an immediate distribution to the Limited

Partners; (v) the risk that continuing the litigation might

substantially delay or interfere with the sale of

Partnership Properties and (vi) the possibility that a sale

of one or more of the Partnership Properties to a person

other than Vornado could only be achieved at a lower price,

with greater expense, or after much delay.

 K.         Defendants deny any wrongdoing or liability with

respect to all claims, events and transactions complained of in the Actions.  Defendants vigorously deny such liability,

but consider it desirable that the Actions be settled and

dismissed because (i) the terms of the Settlement, including the Vornado Purchase, are in the best interest of the Class

and the Partnership and (ii) the Settlement will halt the

expense, inconvenience and burden of litigation and permit

the final liquidation and dissolution of the Partnership.

 L.         NYRES and Lead Class Counsel have engaged in

lengthy arms-length negotiations with Vornado concerning the

Vornado Purchase and have extensively analyzed the Vornado

Purchase.  As a result of the conflict of interest resulting from Mendik's position as co-chairman of Vornado Realty

Trust and his substantial interest in Vornado Realty Trust

and Vornado Realty, L.P., the Vornado Purchase was

negotiated on behalf of the Partnership by Class Counsel and

NYRES.  NYRES and Class Counsel believe that the Vornado

Purchase is in the best interest of the Class, the Limited

Partners, and the Partnership in light of the following

factors, among others:  (1) the price to be paid for the Two

Park Partnership Interest reflects a value for the building

equal to its most recent independent appraised value of $123 million (without the Partnership's need to pay costs of sale including brokerage fees) and substantially exceeds the

valuation of the building reflected in the Vornado REIT

transaction (approximately $102 million); (2) the possible

effect of B&B's right of first refusal of any offer made by

a third party for Two Park Avenue on the market value of the

Two Park Partnership Interest; (3) the fact that the

aggregate purchase price to be paid for Saxon Woods and 330

West 34th Street in the Vornado Purchase ($30 million)

exceeds the sum of (i) the most recent appraised value for

Saxon Woods ($20.5 million) and (ii) the mean of recent

appraisals of West 34th Street obtained by the Partnership

and Class Counsel (which estimated values range from

$6.4 million to $11 million); and (4) the fact that the

acquisition of all the Partnership Properties by Vornado

permits the prompt dissolution and liquidation of the

Partnership without the delays and with a substantial

reduction of the costs associated with large real estate

sales (e.g. brokerage commissions or fees).

 M.       Before making any distribution of the proceeds of

the Vornado Purchase, the Partnership will make the payments to be made pursuant to Paragraph 9(a) hereof.  After such

payments are made, the remainder of the Settlement Fund will be distributed pursuant to Paragraph 9(c) below.

 N.             Subject to restrictions contained in this

agreement, the Settlement grants Vornado the option to pay

for the Two Park Partnership Interest, in any combination of cash and/or Vornado Stock.  NYRES and Class Counsel believe

that providing Vornado the option of paying in cash or in

Vornado Stock is beneficial in light of the following

factors:  (1) NYRES's and Class Counsel's belief that

providing Vornado with the option to pay in stock rather

than cash increased the consideration Vornado was willing to pay with respect to the Two Park Partnership Interest; and

(2) the immediate and unrestricted transferability of the

Vornado Stock upon its distribution to the Class Member

Limited Partners who affirmatively elect to receive Vornado

Stock (other than Class Member Limited Partners that are

affiliates of Vornado).

               In re Lehman Brothers Limited Partnership
               Litigation and the Sword Action

 O.             In re Lehman Brothers Limited Partnership

Litigation, Consolidated Civil Action No. 14886, is an

action pending in the Court of Chancery of the State of

Delaware for New Castle County (the "In Re Lehman Bros.

Action").  Plaintiffs' counsel of record in the Hatem and

DeLeo Actions, Chimicles Jacobsen & Tikellis, Goodkind

Labaton Rudoff & Sucharow, LLP., Wolf Haldenstein Adler

Freeman & Herz, LLP and Finkelstein, Thompson & Loughran,

are also counsel of record for plaintiffs in the In Re

Lehman Bros. Action.  The In re Lehman Bros. Action is

brought as a putative class action on behalf of a proposed

class of persons who purchased units in certain public

limited partnerships organized by Lehman Brothers'

predecessors E.F. Hutton, Inc. and/or Shearson Lehman

Brothers Inc. (and its predecessors) or their affiliates,

between 1981 and the present, including persons who

purchased Units in the Partnership.  The defendants in the

In re Lehman Bros. Action include Lehman Brothers and all

affiliates of Lehman Brothers or its predecessors who served as general partners of such public partnerships, including

NYRES.  Lehman Brothers and NYRES are defendants in the In

re Lehman Bros Action with respect to the Partnership.  The

first consolidated and amended class action complaint

alleges, among other things, that Lehman and NYRES violated

the common law and breached their fiduciary duties to the

investors in the Partnership by concealing allegedly

material facts about the condition and value of the

properties in which the Partnership invested and concerning

the risk of investing in the Partnership, resulting in

damage to the investors.  None of Mendik, Mendik RELP, B&B

or any of their affiliates is named as a defendant in the In

Re Lehman Bros. Action.

 P.         Nancy Sword and James S. Mossberg v. Lehman Bros.

Holdings Inc., et al., Civ. Act. No. WMN966-871, is an

action brought in the Circuit Court for Baltimore County of

the State of Maryland and removed to the United States

District Court for the District of Maryland ( the "Sword

Action").  The Sword Action is brought as a putative class

action against Lehman Brothers Holdings, Inc., the

Partnership, certain affiliates of Lehman Brothers Holdings

Inc. and certain as yet unidentified defendants on behalf of a proposed class of persons who purchased units in the

Partnership or in another limited partnership sold by Lehman

Brothers' predecessors and their affiliates.  The complaint

in the Sword Action alleges that the class members were

fraudulently induced to invest in the two partnerships and

asserts claims of fraud and deceit, negligent

misrepresentation, breach of fiduciary duty, unjust

enrichment, conversion and for an accounting.  All

proceedings in the Sword Action have been stayed and the

complaint has been "administratively dismissed."

          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED

by and among the Representative Plaintiffs (for themselves,

the Class Members and the Partnership) and the Defendants,

by and through their respective counsel, that the Actions

and all claims asserted therein be and the same are hereby

settled and compromised as among the Parties, and the same

be dismissed in their entirety with prejudice, on the merits and without costs (except as set forth herein), subject to

the approval of the Court, on the following terms and

conditions:

          1.             Definitions


          In addition to the terms defined above, the

following terms are used in this Stipulation:

          1.1   "Claims" means any and all claims or causes of

action, demands, rights, liabilities, and causes of action

of every nature and description whatsoever, whether in law

or in equity, known or unknown, asserted or that could have

been asserted by a person, including, without limitation,

claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations.

          1.2   "Claims Administrator" means Rudolph

Palitz, LLP, Plymouth Meeting, Pa.

          1.3   "Class" means all persons who owned

Units in the Partnership at any time during the Class

Period.

          1.4   "Class A Unit" means a Unit initially

acquired from the Partnership by an Investor Limited Partner not known by the General Partners to be a tax-exempt person.

          1.5   "Class B Unit" means a Unit initially

acquired from the Partnership by an Investor Limited Partner that was known to the Partnership to be a tax-exempt person.

          1.6   "Class Counsel" means the following

counsel for Representative Plaintiffs in the litigation:

Nicholas E. Chimicles, Chimicles Jacobsen & Tikellis;

Lawrence A. Sucharow, Goodkind Labaton Rudoff & Sucharow

LLP; Lawrence P. Kolker, Wolf Haldenstein Adler Freeman &

Herz; Burton H. Finkelstein, Finkelstein, Thompson &

Loughran; and Jules Brody, Stull, Stull & Brody.

          1.7   "Class Member" means each member of the

Class.

          1.8   "Class Member Limited Partner" means

each Class Member who is a Limited Partner.

          1.9   "Class Period" means the period from

January 1, 1996 through the date of the Preliminary Order.

          1.10  "Effective Date" means the date upon

which all of the events and conditions specified in

paragraph 19 of this Stipulation have been met and have

occurred.

          1.11  "Final Date" means:  (i) the date of

final affirmance on an appeal from the Judgment, the

expiration of the time for a petition for a writ of

certiorari to review the Judgment or for all motions for

leave to appeal the Judgment, or, if certiorari or leave be

granted, the date of final affirmance of the Judgment

following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal or denial of any proceeding on certiorari or for

leave to appeal to review the Judgment; or (iii) if no

appeal is filed, the expiration date of the time for the

filing or noticing of any appeal from the Court's judgment

approving the Stipulation substantially in the form of

Exhibit B hereto, i.e., thirty (30) days after entry of the

Judgment or such longer time as may be allowed by Court

order extending the time for appeal.  Any proceeding or

order, or any appeal or petition for a writ of certiorari or leave to appeal pertaining solely to any application for

attorneys' fees, costs or expenses, will not in any way

delay or preclude the Judgment from becoming final.

          1.12  "Former Unitholders" means persons who

disposed of Units in the period on or after January 1, 1996

and on or before the date of the Preliminary Order.

          1.13  "Formerly Held A Unit" means a Class A

Unit disposed of by a member of the Class in the period on

or after January 1, 1996 and on or before the date of the

Preliminary Order.

          1.14  "Formerly Held B Unit" means a Class B

Unit disposed of by a member of the Class in the period on

or after January 1, 1996 and on or before the date of the

Preliminary Order.

          1.15   "Judgment" means the order and final

judgment to be rendered by the Court as provided for in

Paragraph 17 hereof, substantially in the form attached

hereto as Exhibit B.

          1.16  "Judgment Reduction" means the judgment

reduction to be afforded the NYRES Releasees pursuant to

Paragraph 5 of this Stipulation.

          1.17  "Lead Class Counsel" means the following

counsel for Representative Plaintiffs in the litigation:

Nicholas E. Chimicles, Chimicles Jacobsen & Tikellis;

Lawrence A. Sucharow, Goodkind Labaton Rudoff & Sucharow

LLP.

          1.18  "Limited Partners" means all persons who

hold Units as of the Record Date.

          1.19  "Liquidation" means the payments and

distribution contemplated by Paragraph 9 of this

Stipulation, including the allocations provided for therein.

          1.20  "Mendik Claims" means the Claims

released pursuant to Paragraph 3 of this Stipulation.

          1.21  The "Mendik Releasees" means Bernard H.

Mendik, Mendik RELP Corporation, Mendik Realty Company,

Inc., Mendik Management Company Inc., B&B Park Avenue, L.P.,

Vornado Realty Trust, Vornado Realty L.P. and their Related

Parties.

          1.22  "Notice" means the Notice of Pendency of

Class and Derivative Actions, Class Action Determination,

Proposed Settlement of Class and Derivative Actions,

Settlement Hearing and Right to Appear substantially in the

form attached as Exhibit 1 to the Preliminary Order.

          1.23  "NYRES Claims" means the Claims released

pursuant to Paragraph 4 of this Stipulation.

          1.24  "NYRES Releasees" mean Lehman Brothers,

NYRES and their Related Parties.

          1.25  "Parties" means, collectively, each of

the Defendants, and the Representative Plaintiffs on behalf

of themselves and the members of the Settlement Class and

derivatively on behalf of the Partnership.

          1.26  "Person" means an individual,

corporation, partnership, limited partnership, limited

liability company, association, joint stock company, estate,

legal representative, trust, unincorporated association,

government or any political subdivision or agency thereof,

and any business or legal entity and their spouses, heirs,

predecessors, successors, representatives, or assignees.

          1.27  "Plaintiff Releasors" means the

Representative Plaintiffs, each of the Settlement Class

Members and the Partnership, on behalf of themselves and

each of their successors, heirs, executors and assigns,

except that the Plaintiff Releasors will not include Mendik

or his Related Parties.

          1.28  "Preliminary Order" means the Order to

be issued pursuant to Paragraph 16 hereof, substantially in

the form of Exhibit A hereto.

          1.29  "Qualifying Former Unitholder" means a

Former Unitholder who submitted a timely Proof of Claim that has been allowed by the Claims Administrator pursuant to the terms of this Stipulation.

          1.30  "Record Date" means the date the

Judgment is entered.

          1.31  "Related Parties" means each of a

Released Person's past or present directors, officers,

employees, partners, principals, agents, controlling

shareholders, any entity in which the Released Person and/or any member(s) of the Released Person's immediate family has

or have a controlling interest, attorneys, advisors,

personal or legal representatives, insurers, co-insurers and reinsurers, predecessors, successors, parents, subsidiaries,

divisions, joint ventures, assigns, spouses, heirs,

associates, related or affiliated entities, any members of

their immediate families, or any trust of which any Released

Person is the settlor or which is for the benefit of any

Released Person and/or member(s) of his family, except that

no Person will be deemed a Related Party of a Released

Person solely by reason of such Person's affiliation with

the Partnership.

          1.32  "Released Claims" means the Claims

settled and released pursuant to Paragraphs 3 through 5 of

the Stipulation.

          1.33  "Released Persons" means the Mendik

Releasees and the NYRES Releasees.

          1.34  "Releasor Judgment" means any judgment

obtained by any Plaintiff Releasor against any NYRES

Releasee on a claim relating to the purchase of Units by

such Plaintiff Releasor or his, her or its affiliates,

predecessors or family members.

          1.35  "Representative Plaintiffs" means Joseph

and Nancy P. DeLeo, Michael Hatem, and Nancy P. Landis.

          1.36  "Settlement Class" means all Settlement

Class Members.

          1.37  "Settlement Class Member" or "Member of

the Settlement Class" means a Person who falls within the

definition of the Class as set

forth in Paragraph 1.3 of the Stipulation and does not

request to be excluded from the Class pursuant to Paragraph

13 hereof.

          1.38  "Settlement Fund" means (1) all assets

(other than the Partnership Properties) presently owned by

the Partnership; (2) the Cash Proceeds; (3)  the Vornado

Stock to be paid by Vornado in the Vornado Purchase; and

(4) the contributions to be made by the General Partners

pursuant to Paragraph 8 hereof.

          1.39  "Settlement Hearing" means the Hearing

to be held pursuant to the Preliminary Order.

          1.40  "Share" means one share of Vornado Stock

(as Vornado Stock is defined in Paragraph I above).

          1.41  "Unit" means the interest of a limited

partner of the Partnership attributable to a Capital

Contribution (as defined in the Partnership Agreement) of

$500 and includes both Class A and Class B Units.

          1.42  "Unknown Claims" means any Claims
released herein which any person giving such release does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiffs and the Settlement Class Members will be deemed to have, and by operation of the Judgment will have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of 1542 of the California Civil Code, which provides:
               A general release does not extend
          to claims which the creditor does not
          know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

and all similar provisions of the laws of any other states.

Each of the Representative Plaintiffs and the Settlement

Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or

believes to be true with respect to the subject matter of

the Released Claims, but hereby stipulate and agree that

each Representative Plaintiff does and each Settlement Class

Member will be deemed to have, and upon the Effective Date

and by operation of the Judgment -- will have, fully,

finally, and forever settled and released any and all

Released Claims, -- known or unknown, suspected or

unsuspected, contingent or non-contingent, whether or not

concealed or hidden, which now exist, or heretofore have

existed upon any theory of law or equity now existing or

coming into existence in the future, including, but not

limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule,

without regard to the subsequent discovery or existence of

such different or additional facts.  The Plaintiff Releasors acknowledge that the foregoing waiver was bargained for and

a key element of the Settlement of which this release is a

part.

          The Vornado Purchase

          2.        The Partnership and Vornado will

consummate the Vornado Purchase in accordance with the terms of an agreement which contains the terms set forth in

Paragraph I above.

          Releases

          3.        Upon the Effective Date, the Plaintiff

Releasors will be deemed to have, and by operation of the

Judgment will have, fully, finally and forever released,

relinquished and discharged any and all Claims, including

Unknown Claims, that the Plaintiff Releasors may have

against each and all of the Mendik Releasees relating in any way to (x) the subject matter of the Actions; (y) Two Park

Company, the Partnership, and the assets owned by it and its affiliates and M/H Two Park Associates and the management of all of the foregoing and (z) the purchase and sale by any

Plaintiff Releasor or their affiliates, predecessors or

family members of Units.

          4.        Upon the Effective Date, the

Plaintiff Releasors will be deemed to have, and by operation of the Judgment will have, fully, finally and forever

released, relinquished and discharged all Claims, including

Unknown Claims, that the Plaintiff Releasors may have

against each and all of the NYRES Releasees relating in any

way to (x) the subject matter of the Actions; (y) Two Park

Company, the Partnership and the assets owned by it and its

affiliates and M/H Two Park Associates and the management of all of the foregoing and (z) the sale by any Plaintiff

Releasor (except the Partnership) or their affiliates,

predecessors or family members of Units, except that nothing in this Stipulation or in the Judgment will release any

Claims relating to Plaintiff Releasors' purchase of Units in the Partnership.

          5.        Upon the Effective Date, each of the

Plaintiff Releasors will be deemed to have, and by operation of the Judgment will have, agreed to reduce any Releasor

Judgment that any of them may obtain against any of the

NYRES Releasees by the amount of the Mendik Equitable Share.

The "Mendik Equitable Share" will be equal to the portion of the Releasor Judgment, as found by the court or jury

rendering the Releasor Judgment, for which the Mendik

Releasees would be liable to the NYRES Releasees, whether by reason of contribution, indemnity or otherwise, in the

absence of the releases granted both herein and in the

Judgment to the Mendik Releasees by the Plaintiffs and by

the NYRES Releasees.  In determining the Mendik Equitable

Share, the court and/or jury may take into account, if

requested to do so by any NYRES Releasee or Plaintiff

Releasor, the terms of any agreements between any Mendik

Releasee and any NYRES Releasee that relate to indemnity or

contribution or that otherwise may affect the amount of

Judgment Reduction, including without limitation (1) the

Sales Agency Agreement among the Partnership, Hutton Real

Estate Services XV Limited Partnership, Mendik Corp. and

Hutton Real Estate Services XV, Inc., dated April 7, 1986,

and (2) the Indemnity and Contribution Agreement between

Hutton Real Estate Services XV, Inc. and Mendik Corp. dated

April 7, 1986.

          6.        Upon the Effective Date, the NYRES Releasees

will release the Mendik Releasees from any and all Claims,

including Unknown Claims, which they now or hereafter may

have, whether for contribution, indemnity or otherwise,

against the Mendik Releasees arising out of or relating to

(x) the subject matter of the Actions, (y) Two Park Company,

the Partnership and the assets owned by it and its

affiliates, M/H Two Park Associates, and the management of

all of the foregoing and (z) the purchase and sale of Units

of the Partnership by any Plaintiff Releasors or their

affiliates, predecessors or family members, except nothing

herein shall release any claims that are made under the

contract of sale for the Vornado Purchase and which under

such contract expressly survive the closing of the Vornado

Purchase.  The portion of this release that releases claims

by the NYRES Releasees against the Mendik Releasees relating to or arising out of the purchase of Units of the

Partnership by any Plaintiff Releasor, or his, her or its

affiliates, predecessors or family members (the "NYRES

Purchase Release Portion"), is conditioned upon the validity and enforceability, in accordance with its terms, of the

Judgment Reduction to be granted pursuant to Paragraph 5 of

this Stipulation and pursuant to the Judgment.  If the

Judgment Reduction is subsequently found by any court to be

void or unenforceable for any reason, in whole or in part,

then to such extent, and to such extent only, the NYRES

Purchase Release Portion will be void nunc pro tunc and be

of no further force or effect.

          7.        Upon the Effective Date, the Mendik

Releasees will release the NYRES Releasees from any and all

Claims, including Unknown Claims, which they now or

hereafter may have, whether for contribution, indemnity or

otherwise, against the NYRES Releasees arising out of or

relating to (x) the subject matter of the Actions, (y) Two

Park Company, the Partnership and the assets owned by it and its affiliates, M/H Two Park Associates, and the management

of all of the foregoing and (z) the purchase and sale of

Units of the Partnership by any Plaintiff Releasors or their affiliates, predecessors or family members, except nothing

herein shall release any claims that are made under the

contract of sale for the Vornado Purchase and which under

such contract expressly survive the closing of the Vornado

Purchase. The portion of this release that releases claims

by the Mendik Releasees against the NYRES Releasees relating to or arising out of the purchase of Units of the

Partnership by any Plaintiff Releasor, or his, her or its

affiliates, predecessors or family members (the "Mendik

Purchase Release Portion"), is conditioned upon the validity and enforceability, in accordance with its terms, of the

NYRES Purchase Release Portion.  To the extent that the

NYRES Purchase Release Portion is rendered void or

unenforceable, in whole or in part, pursuant to Paragraph 6

hereof, then to such extent, and to such extent only, the

Mendik Purchase Release Portion will be void nunc pro tunc

and of no further force and effect.

          Contributions by General Partners

          8.        On or before the Effective Date, NYRES

and Mendik RELP will each contribute to the Partnership, in

accordance with Partnership Agreement  17(b), their

Partnership capital account deficits.

               Liquidation and Dissolution of the
               Partnership and Distribution of the
               Settlement Fund

          9.        As soon as practicable after the

Effective Date, the Partnership will be liquidated and

dissolved by the General Partners in accordance with the

terms of the Partnership Agreement, except to the extent

such terms are modified herein and in the Judgment (the

"Liquidation").  The Liquidation will consist of the

following payments and distributions:

                    (a)   The Cash Proceeds will be used to make

the following payments:

                          (1) First, to creditors of the

     Partnership, in the order of priority provided by law.

     These payments will include, without limitation,

     payments of all amounts presently owed by the

     Partnership to Mendik Realty Company, Inc., Mendik

     Management Company Inc., Mendik RELP and DAG Lending

     Corp. (an affiliate of NYRES).

                          (2) Second, to establish a reasonable

     reserve for contingencies to cover final expenses and

     obligations of the Partnership, including the expenses

     and obligations incurred in connection with the

     Liquidation and the expenses relating to the Vornado

     Purchase.  This reserve will be administered by the

     General Partners.  If as of the date of the Liquidation

     there is a pending appeal or dispute concerning the

     amount of a Fee and Expense Award (as defined in

     Paragraph 14(a) below), the reserve will include the

     amount in controversy on such appeal, which amount will

     not be disbursed until such appeal has been resolved

     and is subject to no further appeal or review.  Any

     funds remaining in the reserve after payment of all

     final expenses will be distributed to the Limited

     Partners in accordance with Paragraph 9(c).

                          (3) Third, to pay the costs of giving

     notice pursuant to the Preliminary Order and the costs

     and fees of the Claims Administrator incurred pursuant

     to this Stipulation.

                          (4) Fourth, to pay Defendants'

     reasonable attorney's fees, expert fees and costs

     incurred in connection with the Action, pursuant to

     Partnership Agreement  13(h).

                          (5) Fifth, to pay the costs and

     attorney's fees awarded to Class Counsel by the Court.

                          (6) Sixth, up to $500,000 in cash will

     be paid to Qualifying Former Unitholders, who validly

     make claim therefor pursuant to Paragraph 10 hereof,

     allocated on the basis of the number and type of Units

     formerly held by each Qualifying Former Unitholder, as

     set forth in Paragraph 10(c) hereof.

                          (7) Seventh, to make the cash

     distributions contemplated by Paragraph 9(c) below.

                    (b)   (i) During the first five business days

following the Effective Date, the Partnership and the

Liquidating Trust will solicit bids from Merrill Lynch,

Goldman Sachs & Co., Lehman Brothers Inc. and Smith Barney

Inc. to purchase, in a block trade, all of the Vornado Stock and will, on the business day a bid is accepted, sell the

Vornado Stock to the highest bidder.  The net sales proceeds from such sale of the Vornado Stock will be allocated among

and distributed to the Limited Partners by applying the

distribution formula in Partnership Agreement  17(c).

Notwithstanding the foregoing, any Class Member Limited

Partner may elect to receive its allocable share of the

Vornado Stock rather than its allocable share of the net

sale proceeds from the Vornado Stock in which case such

shares of Vornado Stock will be distributed to such Class

Member Limited Partner by the Liquidating Trust and not sold as described above.  Any Class Member Limited Partner who

elects to receive Vornado Stock must do so by mailing a

Stock Election Certificate in the form annexed as Exhibit 3

to the Preliminary Order to the Claims Administrator,

postmarked ten days before the Settlement Hearing, stating

(x) the name of the Class Member Limited Partner, and

(y) that the Class Member Limited Partner (an "Electing

Limited Partner") elects to receive Vornado Stock rather

than cash.  In the event that the 1% Limit prevents Vornado

from paying sufficient shares of Vornado Stock to permit

each such Electing Limited Partner to receive its full

allocable share in Vornado Stock, then the Vornado Stock

will be distributed on a pro rata per Unit basis among the

Electing Limited Partners, and such partners will receive

their remaining allocable portion of the Two Park

Partnership Interest Purchase Price in cash.

                          (ii) No Class Member Limited Partner

will be permitted to elect to receive its allocable share of the distribution to be made with respect to the Two Park

Partnership Interest part in cash and part in Vornado Stock.

                          (iii)  No fractional shares of Vornado

Stock will be distributed.  Any calculation that would yield a fractional share will be rounded up or down to the next

closest share and the cash portion of the distribution

described in subdivision 9(c) below will, to the extent

possible, be adjusted accordingly.  If this rounding process results in a calculation that provides for distribution of

fewer shares than the total number of Shares (a "Negative

Residual Amount"), or a distribution of more Shares than the total number of Shares (a "Positive Residual Amount"), then

the Liquidating Trustee will select by a random process a

number of Class Member Limited Partners who have elected to

receive Vornado Stock (the "Selected Class Members") equal

to the number of Shares in the Positive Residual Amount or

the Negative Residual Amount, as the case may be.  In the

event that there is a Positive Residual Amount, each such

Selected Class Member will receive one more Share than such

Selected Class Member would have otherwise received, and

there will be deducted from the cash distribution that would otherwise be made to such Selected Class Member pursuant to

paragraph 9(c) below an amount equal to the Closing Price

(as defined in Paragraph I above).  In the case of a

Negative Residual Amount, each such Selected Class Member

will receive one less share than such Selected Class Member

would have otherwise received, and will receive in addition

to the cash distribution that would otherwise be made to

such Selected Class Member pursuant to paragraph 9(c) below

a payment of cash equal to the Closing Price.

                   (c)  After the payments and distribution

contemplated by Paragraphs 9(a) and (b) above are made, the

remainder of the Cash Proceeds and the other assets of the

Partnership will be distributed to all of the Limited

Partners in accordance with the distribution formula

provided in Partnership Agreement  17(c), (subject to the

adjustments described in Paragraph (b) above.)

          Former Unitholders' Proofs of Claim and Allocation

          10.      (a)  Within 45 days after the mailing of

the Notice, which period may be extended once by Lead Class

Counsel for an additional 30 day period, or such other time

as may be set by the Court, each Person claiming to be a

Former Unitholder will be required to submit to the Claims

Administrator a separate completed Proof of Claim as

included with the Notice and substantially in the form of

Exhibit 2 to the Preliminary Order, signed under penalty of

perjury and supported by such documents as specified in the

Proof of Claim and as are reasonably available to the Former

Unitholder.

                   (b)  Except as otherwise ordered by the

Court, all Former Unitholders who fail to timely submit a

valid Proof of Claim within such period, or such other

period as may be ordered by the Court, will be forever

barred from receiving any payments pursuant to the

Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the settlement and releases contained

herein, and the Judgment.

                   (c)  The $500,000 available to Qualifying

Former Unitholders will be allocated as follows:

                        (i) Each Formerly Held A Unit for which

claim is validly made shall be weighted by a factor of one,

and each Formerly Held B Unit for which claim is validly

made will be weighted by a factor of two.  The total number

of such weighted units will be divided into $500,000 to

determine a per unit distributable share.  Subject to the

limitations in Paragraph (ii) below, each Formerly Held A

Unit will receive the per unit distributable share; each

Formerly Held B Unit will receive the per unit factor

multiplied by two.

                        (ii) In no event shall the Former

Unitholders receive a distribution that exceeds, on a per

Class A or B Unit basis, 50 percent of the amount per Class

A or B Unit distributed to Limited Partners in the

Liquidating Distribution (the "Limit Amount").  In the event that the calculation set forth in paragraph c(i) above would result in a per unit distribution to Former Limited Partners in excess of the Limit Amount, the amount of the Per Unit

Distributable share will be reduced so that the distribution to Former Unitholders pursuant to paragraph (i) will be

equal, on a per unit basis, to the Limit Amount.  Any

residual amount of the $500,000 remaining after a

distribution is made based on this calculation will be added to the Cash Proceeds to be distributed pursuant to Paragraph

9(c) hereof.

                   (d)  Within two (2) business days after the

completion of processing, the Claims Administrator will

provide the General Partners and Lead Class Counsel with a

list of Qualifying Former Unitholders and the amount to be

paid from the Cash Proceeds to each such person as part of

the Liquidating Distribution.

          Administration and Calculation of the Liquidation

          11.      (a)  The General Partners will calculate

and administer the cash portion of the Liquidation

(including, without limitation, the net sales proceeds of

the Vornado Stock issued to the Partnership), except that

the Claims Administrator will calculate the distribution to

the Former Unitholders and the trustee of the Liquidating

Trust will calculate and administer the distribution of the

Vornado Stock issued to it and/or the net sales proceeds

therefrom.

                   (b)  Subject to the terms of the Liquidating

Trust, the General Partners will maintain and administer the

Settlement Fund and will not disburse the Settlement Fund

except (1) to pay ordinary expenses incurred by the

Partnership in the ordinary course of its business in a

manner consistent with the Partnership Agreement; (2) as

provided in this Stipulation or by an Order of the Court, or

(3) with the written agreement of Lead Class Counsel and

counsel for Defendants.  The Settlement Fund will be deemed

and considered to be in custodia legis of the Court, and

will remain subject to the jurisdiction of the Court until

such time as such funds will be distributed pursuant to the

Stipulation and/or further Order of the Court.

                   (c)  The General Partners will invest the

cash portion of the Settlement Fund in funds that invest

exclusively in short term instruments backed by the full

faith and credit of the United States Government or fully

insured by the United States Government or an agency thereof and will reinvest any interest earned thereon in the same

manner.

          Amendment of Partnership Agreement

          12.  Provided that over 50 percent in

interest of the Limited Partners do not elect to be excluded from the Settlement pursuant to Paragraph 13 hereof

upon the Effective Date, the Partnership Agreement will be

deemed amended to the extent necessary to implement the

terms of the Settlement, including without limitation to

authorize the Vornado Purchase, the Liquidation and the

distribution of Vornado Stock and/or the net sale proceeds

therefrom by the Liquidating Trust, irrespective of any

provisions of the Partnership Agreement that may be

inconsistent with such transactions.

          Requests for Exclusion

          13.      (a)  Any Class Member who wishes to be

excluded from the Class must so notify Lead Class Counsel in writing by mail received at least twenty (20) days prior to

the Settlement Hearing, or as the Court may otherwise

direct, at the offices of the Claims Administrator.  Such

request will contain a statement identifying the number of

Units ever held by the Class Member and (1) the date(s) of

purchase of such Units and (2) the dates, if any, of any

sale or other disposition of any Units.  Originals of all

written requests for exclusion will be retained by Lead

Class Counsel and promptly made available on request to

counsel for any other party unless and until such originals

are filed with the Court.

                   (b)  Any Class Member who does not

timely file a request for exclusion as set forth above will

conclusively be deemed to have become a Settlement Class

Member and to be bound by all subsequent proceedings, orders and judgments herein.

          Fee Application

          14.      (a)  The Representative Plaintiffs or

their counsel may submit an application or applications (the

"Fee and Expense Application") for distributions to them

from the Settlement Fund for: (i) an award of attorneys'

fees and expenses, including the fees of any experts or

consultants incurred in connection with prosecuting the

Actions, in the amount of up to $2.5 million, plus interest

on such attorneys' fees, costs and expenses at the same rate as earned by the Cash Proceeds from the Vornado Purchase for the period between the closing of the Vornado Purchase and

the payment of such award (a "Fee and Expense Award").

                   (b)  Lead Class Counsel will allocate the Fee

and Expense Award amongst Class Counsel in a manner in which

Lead Class Counsel in good faith believe reflects the

contributions of such counsel to the prosecution and

settlement of the Actions.

                   (c)  Defendants and their respective Related

Parties (other than the Partnership) will have no

responsibility for, and no liability whatsoever with respect to, any payment of fees and expenses to Class Counsel or any other person, or with respect to any allocation made by Lead

Class Counsel pursuant to Paragraph 14(b) hereof.

                   (d)  Defendants and their respective Related

Parties will have no responsibility for, and no liability

whatsoever with respect to, the allocation of any Fee and

Expense Awards among Class Counsel and any other Person who

may assert some claim thereto, or for any Fee and Expense

Awards that the Court may make in the Actions.

                   (e)  The procedure for and the allowance

or disallowance by the Court of any Fee and Expense

Applications by any of the counsel to the Representative

Plaintiffs for attorneys' fees, costs and expenses,

including the fees of experts and consultants, to be paid

out of the Settlement Fund, are not part of the settlement

set forth in the Stipulation, and are to be considered by

the Court separately from the Court's consideration of the

fairness, reasonableness and adequacy of the settlement set

forth in the Stipulation, and any order or proceedings

relating to the Fee and Expense Application, or any appeal

from any order relating thereto, will not operate to

terminate or cancel the Stipulation, or affect or delay the

finality of the Judgment approving the Stipulation and the

settlement of the Actions set forth herein.

          Objection to Settlement

          15.      (a)  Any Settlement Class Member who

wishes to appear in person or through separate counsel to

object to the fairness, reasonableness or adequacy of this

Settlement Agreement, including any Fee and Expense

Application, will serve on Lead Class Counsel and counsel

for the Defendants, and file with the Court, at least twenty

(20) days prior to the Settlement Hearing, or as the Court

may otherwise direct, a notice of intention to appear or

object, together with copies of any papers said Settlement

Class Member intends to present to the Court in connection

with the Settlement Agreement.

                   (b)  Any Settlement Class Member who fails to

appear or challenge the fairness and adequacy of this

Settlement Agreement pursuant to Paragraph 15(a) hereof will have waived and forfeited any and all rights that such

Settlement Class Member may have to appear or object, and

will be bound by all the terms and provisions of this

Settlement Agreement and by all proceedings, orders and

judgments herein.

          Joint Application for Preliminary Order

          16.      As soon as practicable after the

execution of this Stipulation, the parties will jointly

apply to the Court for an order (in the form attached as

Exhibit A) with respect to notice, the Settlement Hearing,

and settlement administration,

                   (a)  Consolidating the Actions pursuant to

CPLR 602;

                   (b)  Conditionally certifying the Class

solely for the purpose of consummating and effectuating the

Settlement, pursuant to CPLR 902 and 906;

                   (c)  Directing that a Settlement Hearing be

held by the Court to determine, among other things:

                        (1)  whether the Court should approve

     the Settlement and enter the Judgment dismissing the

     Actions pursuant to CPLR 908 with prejudice and on the

     merits, each party to bear its own costs (except as

     expressly provided herein) and extinguishing and

     releasing any and all Settled Claims and approving the

     Judgment Reduction;

                        (2) in the event the Court approves the

     Settlement, to pass upon the Fee and Expense

     Application.

                   (d)  Directing (i) that a copy of the Notice

of Pendency of Class and Derivative Actions, Class Action

Determination, Proposed Settlement of Class and Derivative

Actions, Settlement Hearing and Right to Appear (the

"Notice") substantially in the form attached as Exhibit 1 to the Preliminary Order be mailed by first-class mail within

ten (10) days of the date of the Preliminary Order, in the

name of the Clerk of the Court or by the direction of the

Clerk of the Court to Class Members at their last known

addresses appearing in the Partnership's transfer records;

(ii) that a Summary Notice of Pendency of Class and

Derivative Actions and Proposed Settlement substantially in

the form attached as Exhibit 4 to the Preliminary Order be

published within ten days of the date of the Preliminary

Order in the national edition of the Wall Street Journal and

(iii) that the Partnership will bear the costs of providing

such notice;

                   (e)  Pending final approval of this

Stipulation, enjoining plaintiffs and all Class members from asserting, commencing, prosecuting or continuing, either

directly, representatively, derivatively or in any other

capacity, any of the Released Claims.

                   (f)  Declaring that any transfer of any

Unit made on or after the date of the Order and on or before the Record Date will be deemed to include, and will include,

a transfer of any and all Claims held by the transferor

relating to or arising from such Unit, which Claims are to

be released as part of this Settlement and that any

transferee who does not submit a valid request for exclusion within the time period set forth in Paragraph 13 will be

bound by the releases given pursuant to this Agreement.

          Judgment

          17.  If the Settlement (including any

modification thereto made with the consent of the parties as provided for herein) is approved by the Court following the

Settlement Hearing, the parties will jointly request the

Court to enter an order and final judgment in the form of

Exhibit B hereto (the "Judgment") in accordance with the

provisions of the Stipulation, which Judgment will bind the

Settlement Class Members and the Partnership and will

                   (a)  find that the notice given pursuant to

the Preliminary Order is reasonable and the best practicable notice under the circumstances and in full compliance with

CPLR 904 and the requirements of due process;

                   (b)  approve the terms of this Settlement as

reasonable, adequate and in the best interest of the

Settlement Class and the Partnership and directing

consummation of the Settlement in accordance with its terms

and provisions;

                   (c)  approve and authorize the payment to

defendants of their attorney's fees, expert fees and costs,

pursuant to Partnership Agreement  13(b);

                   (d)  declare that the Partnership Agreement

is deemed amended to the extent necessary to implement the

terms of the Settlement, including without limitation to

authorize the Vornado Purchase, the Liquidation and the

distribution of Vornado Stock and/or the net sales proceeds

therefrom by the Liquidating Trust, irrespective of any

provisions of the Partnership Agreement that may be

inconsistent with such transactions;

                   (e)  dismiss the Actions on the merits with

prejudice as to all Defendants as against the Partnership

and against all the Plaintiffs and all other Settlement

Class Members, without costs except as provided herein, such dismissal to be subject only to compliance by the parties

with the terms and conditions of this Stipulation;

                   (f)  forever release and discharge the Mendik

Releasees from the Mendik Claims;

                   (g)  forever release and discharge the NYRES

Releasees from the NYRES Claims;

                   (h)   grant the NYRES Releasees Judgment

Reduction in accordance with Paragraph 5 hereof;

                   (i)   permanently bar and enjoin the Named

Plaintiffs, the Partnership, any and all other Settlement

Class Members, and the Settlement Class, either directly or

indirectly, and their predecessors, successors, agents,

representatives, attorneys and affiliates and the heirs,

executors, administrators, successors and assigns of any or

all of them, from the assertion, institution, maintenance,

prosecution or enforcement against the Mendik Releasees, or

any of them, either now or hereafter, on their own behalf or on behalf of any other person, of any and all Mendik Claims;

                   (j)  permanently bar and enjoin the Named

Plaintiffs, the Partnership, any and all other Settlement

Class Members, and the Settlement Class, either directly or

indirectly, and their predecessors, successors, agents,

representatives, attorneys and affiliates and the heirs,

executors, administrators, successors and assigns of any or

all of them, from the assertion, institution, maintenance,

prosecution or enforcement against the NYRES Releasees, or

any of them, either now or hereafter, on their own behalf or on behalf of any other person, of any and all NYRES Claims;

and

                   (k)  retain jurisdiction over the

administration and effectuation of the Settlement provided

for herein.

          Conditions to Effectiveness

          18.      If prior to the Settlement Hearing, any

Persons who otherwise would be members of the Settlement

Class have timely requested exclusion ("Requests for

Exclusion") from the Settlement Class in accordance with the provisions of the Preliminary Order and the notice given

pursuant thereto, or if the Court otherwise permits Persons

who would be members of the Class to be excluded from the

Class for any other reason, and such Persons in the

aggregate own a number of Units in an amount greater than

the sum specified in a separate supplemental agreement

between the Parties, the Defendants will have, in their sole and absolute discretion, the option to terminate this

Stipulation in accordance with the procedures set forth in

such supplemental agreement.  A summary of all Requests For

Exclusion received, setting forth (a) the identity of the

Persons making the request and (b) to the extent known, the

Units presently or formerly held by such Persons and copies

of any written revocations of Requests For Exclusion will be delivered to counsel for Defendants ten (10) business days

before the Settlement Hearing.

          19.      The Effective Date of the Stipulation is

conditioned on the occurrence of all of the following

events:

                   (1)  The Court has entered the Preliminary

Order;

                   (2)  The Court has entered the Judgment and

the Final Date has occurred;

                   (3)  Counsel for the Defendants have not

given notice of intent to withdraw from the Settlement

pursuant to Paragraph 18; and

                   (4)  The Vornado Purchase has been

consummated.

          20.      No order of the Court concerning the amount

of attorneys' fees, costs, expenses and interest awarded by

the Court to Class Counsel will constitute grounds for

cancellation and termination of the Stipulation, nor will

any modification or reversal on appeal of any such order.

          21.      If all of the conditions specified in

Paragraph 19 are not met, then the Stipulation will be

canceled and terminated unless Lead Class Counsel and

counsel for Defendants mutually agree in writing to proceed

with the Stipulation.  If the Stipulation is terminated or

fails to become effective in accordance with its terms, the

Parties will be restored to their respective positions in

the Actions as of June 1, 1998.  In such event, the terms

and provisions of the Stipulation will have no further force and effect with respect to the Parties or the Class and will not be used in the Actions or in any other proceeding for

any purpose, and any Judgment or Order entered by the Court

in accordance with the terms of the Stipulation will be

treated as vacated, nunc pro tunc.

          Miscellaneous Provisions

          22.      The Parties (a) acknowledge that it is

their intent to consummate this Stipulation; and (b) agree

to cooperate to the extent necessary to effectuate and

implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing

terms and conditions of the Stipulation, including without

limitation to exercise their best efforts to ensure the

enforceability and validity of the Judgment Reduction.

          23.      The Parties agree that the transactions

contemplated hereunder, as well as the other terms of the

Settlement, reflect a good faith settlement of the claims of the Partnership and Representative Plaintiffs' and the

Settlement Class, reached voluntarily after consultation

with experienced legal counsel.  Neither the Stipulation nor the settlement contained therein, nor any act performed or

document executed pursuant to or in furtherance of the

Stipulation or the Settlement:  (i) is or may be deemed to

be or may be used as an admission of, or evidence of, the

validity of any Released Claim, or of any wrongdoing or

liability of the Released Persons, or (ii) is or may be

deemed to be or may be used as an admission of, or evidence

of, any fault or omission of any of the Released Persons in

any civil, criminal or administrative proceeding in any

court, administrative agency or other tribunal.  Released

Persons may, without limitation, file the Stipulation and/or the Judgment from this action in any other action that may

be brought against them in order to support a defense or

counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or

reduction or any theory of claim preclusion or issue

preclusion or similar defense of counterclaim.  The Released

Persons have denied and continue to deny each and all of the claims alleged in the Actions.

          24.      The Stipulation may be amended or modified

only by a written instrument signed by or on behalf of all

Parties or their successors-in-interest.

          25.      Class Counsel, on behalf of the Class, are

expressly authorized by the Representative Plaintiffs to

take all appropriate action required or permitted to be

taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into

any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

          26.      Each counsel or other Person executing the

Stipulation or any of its Exhibits on behalf of any party

hereto hereby warrants that such person has the full

authority to do so.

          27.      The Stipulation may be executed in one or

more counterparts.  All executed counterparts and each of

them will be deemed to be one and the same instrument.

Counsel for the Parties will exchange among themselves

original signed counterparts and a complete set of original

executed counterparts will be filed with the Court.

          28.      The Stipulation will be binding upon, and

inure to the benefit of, the successors and assigns of the

Parties hereto.

          29.      The Court will retain jurisdiction with

respect to implementation and enforcement of the terms of

the Stipulation, and all Parties hereto submit to the

jurisdiction of the Court for purposes of implementing and

enforcing the Settlement embodied in the Stipulation.

          30.      The Stipulation and the Exhibits hereto

will be considered to have been negotiated, executed and

delivered in the State of New York, and the rights and

obligations of the Parties to the Stipulation will be

construed and enforced in accordance with the laws of the

State of New York without giving effect to that State's

choice of law principles.

Dated:  New York, New York
          June 2, 1998



                    GOODKIND LABATON RUDOFF
                       & SUCHAROW LLP
                    100 Park Avenue
                    New York, New York  10007
                    (212) 907-0700


                    By:   /s/ Lawrence A. Sucharow
                              Lawrence A. Sucharow



                    CHIMICLES JACOBSEN & TIKELLIS
                    One Haverford Centre
                    361 West Lancaster Avenue
                    Haverford, PA  19041
                    (610) 642-8500


                    By:   /s/ Nicholas E. Chimicles
                              Nicholas E. Chimicles


                    Lead Class Counsel



                    WOLF HALDENSTEIN ADLER FREEMAN
                       & HERZ LLP
                    270 Madison Avenue
                    New York, New York  10016
                    (212) 545-4600


                    By:   /s/ Lawrence P. Kolker
                              Lawrence P. Kolker


                    FINKELSTEIN, THOMPSON & LOUGHRAN
                    1055 Thomas Jefferson Street, N.W.
                    Suite 601
                    Washington, D.C.  10007
                    (202) 337-8000


                    By:   /s/ Burton H. Finkelstein
                              Burton H. Finkelstein



                    STULL, STULL & BRODY
                    6 East 45th Street
                    New York, New York  10017
                    (212) 687-7230


                    By:   /s/ Mark Levine
                              Mark Levine


                         Class Counsel


                    PROSKAUER ROSE, LLP
                    1585 Broadway
                    New York, New York  10036
                    (212) 969-3000



                    By:   /s/ Richard M. Goldstein
                              Richard M. Goldstein

                    Attorneys for Defendants
                    Mendik RELP Corporation, B&B Park
                        Avenue, LP and Bernard H. Mendik


                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    (212) 373-3000


                    By:   /s/ Leslie Gordon Fagen
                              Leslie Gordon Fagen

                    Attorneys for Defendant
                    NY Real Estate Services 1, Inc.

                    MENDIK REAL ESTATE LIMITED PARTNERSHIP

                    By: New York Real Estate Services 1, Inc.,
                         a General Partner


                    By:   /s/ Mark Marcucci
                              Name: Mark Marcucci
                              Title: President

                    By: Mendik RELP Corporation,
                         a General Partner


                    By:   /s/ Bernard Mendik
                              Name: Bernard Mendik
                              Title:



                    Mendik RELP Corporation


                    By:   /s/ Bernard Mendik
                              Name: Bernard Mendik
                              Title:




                    B&B PARK AVENUE, L.P.


                    By: ___________________________________
                         Name:
                         Title:


                         By:____________________________________
                              Vornado B&B L.L.C., General Partner


                              By:_______________________________
                                   Vornado Realty, L.P., Member


                                   By:__________________________
                                        Vornado Realty Trust,
                                        General Partner





                    New York Real Estate Services 1, Inc.


                    By: /s/ Mark Marcucci
                            Name: Mark Marcucci
                            Title: President









                          EXHIBIT A




SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------x
JOSEPH DELEO and NANCY P. DELEO, on          :
behalf of themselves and all others
similarly situated,                          :

                         Plaintiffs,           Index No. 97-600185
     v.                                      :
                                               IAS Part________
NY REAL ESTATE SERVICES 1, INC., a           :
Delaware corporation, MENDIK CORPORATION, a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an Individual,            :

                         Defendants.         :

THE MENDIK REAL ESTATE LIMITED               :
PARTNERSHIP,
                                             :
                    Nominal Defendant.
----------------------------------------------x
MICHAEL J. HATEM, on behalf of himself and all
others similarly situated,                   :
                         Plaintiff,
     v.                                      : Index No. 97-600719

NY REAL ESTATE SERVICES 1, INC., a           :  IAS Part ______
Delaware Corporation, MENDIK CORPORATION, a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an individual,            :
                         Defendants.
                                             :
THE MENDIK REAL ESTATE LIMITED
PARTNERSHIP,                                 :

                    Nominal Defendant.       :
----------------------------------------------x
NANCY P. LANDIS, on behalf of herself and all
others similarly situated,                   :
                         Plaintiff,
     v.                                      :  Index No. 97-113872

NY REAL ESTATE SERVICES 1, INC., a           :  IAS Part_______
Delaware corporation, MENDIK CORPORATION, a
New York corporation, B&B PARK AVENUE, L.P., :
a Delaware limited partnership, and
BERNARD H. MENDIK, an Individual,            :
                         Defendants.
                                             :
THE MENDIK REAL ESTATE LIMITED
PARTNERSHIP,                                 :

                    Nominal Defendant.       :
----------------------------------------------x


         [PROPOSED] ORDER PURSUANT TO CPLR ARTICLE 9

          The parties to the above-captioned consolidated

actions (the "Actions") having applied pursuant to CPLR 908

for an order to approve the proposed settlement of the

Actions in accordance with the terms and conditions of the

Stipulation and Agreement of Compromise Settlement and

Release entered into by the parties, dated June 2, 1998 (the

"Stipulation"), and for the dismissal of the Actions with

prejudice upon the terms and conditions set forth in the

Stipulation; and the Stipulation contemplating approval by

this Court of a class in the Actions for purposes of

settlement; and the Court having read and considered the

Stipulation and its attached exhibits, and good cause

appearing,

          IT IS HEREBY ORDERED as follows:

          1.       The Court, for purposes of this preliminary

order, adopts all defined terms set forth in the

Stipulation.

          2.     Whereas, it appears that the Actions involve

similar subject matters and that the interests of justice

would be best served by consolidating the Actions, the Court hereby orders the Actions consolidated for all purposes,

pursuant to CPLR 602(a).  All future filings shall be made

only under the Index No. 97-600185.  The caption of the

consolidated action shall henceforth be as follows:

-----------------------------------------x
                                          Index No. 97-600185
IN RE THE MENDIK REAL ESTATE            :
LIMITED PARTNERSHIP                        IAS Part___________
                                        :
-----------------------------------------x  Consol. Case. No. _____

                   (a)  The Court hereby certifies the Class as

defined in the Stipulation, for purposes of settlement only,

pursuant to CPLR 902 and 906 as follows: All persons who

owned Units in The Mendik Real Estate Limited Partnership at any time during the period January 1, 1996, through the date of this Order.

                   (b)  The Court hereby appoints the named

plaintiffs, Joseph and Nancy DeLeo, Michael J. Hatem, and

Nancy P. Landis, as representatives of the Class.

                   (c)  The Court hereby appoints Lawrence A.

Sucharow of Goodkind Labaton Rudoff & Sucharow LLP and

Nicholas E. Chimicles of Chimicles Jacobsen & Tikellis to

serve as Lead Class Counsel.

          4.       The Court preliminarily approves the

settlement of the Actions set forth in the Stipulation (the

"Settlement") as being fair, just, reasonable and adequate

as to the Limited Partners, the Partnership, the Class and

its members, subject to further consideration at the

Settlement Hearing described below.

          5.       (a)  The Court approves as to form and

content, and for distribution to Class Members by first

class mail, postage prepaid, to their respective last known

addresses as reflected on the books and records of the

Partnership, (1) a Notice of Pendency and Settlement of

Class and Derivative Action and Settlement Hearing

("Notice") substantially in the form of Exhibit 1 hereto,

and, (2) for distribution to Former Unitholders, by first

class mail, postage prepaid, a Proof of Claim ("Proof of

Claim") substantially in the form of Exhibit 2 hereto; and

(3) for distribution to current Limited Partners by first

class mail, postage prepaid, a Stock Election Certificate in the form of Exhibit 3 hereto (the "Stock Election

Certificate")

                   (b)  The notice and proof of claim shall be

mailed no later than sixty (60) days prior to the Settlement

Hearing.

                   (c)  The Court approves as to form and

content the Summary Notice, substantially in the form of

Exhibit 4 hereto, which shall be published in the national

edition of the Wall Street Journal no later than fifty (50)

days prior to the Settlement Hearing.

          6.       Proofs of Claim by Former Unitholders will be

filed with the Claims Administrator no later than 45 days

from the date of the Notice.  Any Former Unitholders who do

not file a timely Proof of Claim will not be permitted to

participate in the distribution to Former Unitholders, but

will in all other respects be bound by the terms of the

Settlement.  Lead Class Counsel will have the right to

extend the deadline for filing Proofs of Claim once, for a

period of no more than thirty (30) days.

          7.       Counsel for the Named Defendants shall file

with the Court and serve upon Lead Class Counsel no later

than seven (7) days prior to the Settlement Hearing an

affidavit or declaration stating that Notice has been mailed to Class Members and that the Summary Notice has been

published in accordance with the terms of this Order.

          8.       The Court finds that dissemination of the

Notice and Proof of Claim and the Summary Notice in the

manner required by Paragraph 5 hereof constitutes the best

notice practicable under the circumstances to the Class and

meets the requirements of Article 9 of the CPLR, due process under the United States Constitution, and any other

applicable law and shall constitute due and sufficient

notice to all persons entitled thereto.

          9.       Any Class Member may, upon request, be

excluded from the Settlement.  Any such person must submit

to the Claims Administrator a request for exclusion

("Request for Exclusion"), postmarked no later than twenty

days before the Settlement Hearing.  A Request for Exclusion must identify the Class Member's name, address, social

security number, the number of Units ever held by the Class

Member and (1) the date(s) of purchase of such Units and

(2) the dates, if any, of any sale or other disposition of

Units.

          10.      Any transfer of any Unit made on or after the

date of this Order and on or before the Record Date shall be deemed to include a transfer of those Claims held by the

transferor relating to or arising from such Unit, which

Claims are to be released as part of the Settlement.  Any

transferee of such Unit who does not submit a valid Request

for Exclusion within the time period set forth in Paragraph

9 above will be bound by the releases given as part of the

Settlement.

          11.      Any Class Member (who has not validly and

timely requested to be excluded from the Class) who objects

to any aspect of the Settlement, or the applications of

counsel for attorneys' fees, costs, and expenses, shall have a right to appear and be heard at the Settlement Hearing,

provided that such person files with the Court and delivers

to Lead Class Counsel and Defendants' Counsel a timely

written notice of objection that conforms with paragraph 12

hereof ("Notice of Objection").

          12.      The Notice of Objection shall include:

(a) documents or a statement evidencing the objecting

person's status as a member of the Class (who has not

validly and timely requested to be excluded from the Class);

(b) a notice of intention to appear; (c) a detailed

statement of such persons' specific objections to any matter before the Court; and (d) the grounds for such objections

and any reasons why such person desires to appear and to be

heard.  All Notices of Objection shall be served in a manner to be received by the following counsel no later than twenty

(20) days before the hearing:

          Lawrence A. Sucharow
          Goodkind Labaton Rudoff & Sucharow LLP
          100 Park Avenue
          New York, New York 10007
          (212) 907-0700

          Nicholas E. Chimicles
          Chimicles Jacobsen & Tikellis
          One Haverford Centre
          361 West Lancaster Avenue
          Haverford, PA 19041
          (610) 642-8500

          Leslie Gordon Fagen
          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York 10019-6064
          (212) 373-3000

          Richard M. Goldstein
          Proskauer Rose, LLP
          1585 Broadway
          New York, New York 10036
          (212) 969-3000

The Notice of Objection shall also be filed with the Court

at the Courthouse, 60 Centre Street, New York, NY at least

ten (10) days before the Settlement Hearing.

          13.      Any person who fails to object in the manner

prescribed in Paragraphs 11 and 12 above shall be deemed to

have waived his, her or its objections and shall forever be

barred from making any such objections in these Actions or

in any other action or proceeding, unless the Court orders

otherwise.

          14.      Any Class Member Limited Partner may elect to

receive its allocable share of the Vornado Stock rather than its allocable share of the net sale proceeds from the

Vornado Stock, in which case such shares of Vornado Stock

will be distributed to such Class Member Limited Partner by

the Liquidating Trust and not sold as described in Paragraph

9(b) of the Settlement.  Any Class Member Limited Partner

who elects to receive Vornado Stock must do so by mailing a

Stock Election Certificate, postmarked no later than ten

(10) days before of the Settlement Hearing, to the Claims

Administrator, stating (x) the name of the Class Member

Limited Partner and (y) that the Class Member Limited

Partner elects to receive Vornado Stock rather than cash.

          15.      Only Settlement Class Members who have filed

and delivered valid and timely written notices of objection

will be entitled to be heard at the Settlement Hearing

unless the Court orders otherwise.

          16.      Lead Class Counsel are hereby authorized to

retain the firm of Rudolph Palitz, LLP, as Claims

Administrator to administer the claims of Former

Unitholders.

          17.      The Settlement Hearing will be held on

_______________, 1998, at _______ a.m. before this Court at

the Courthouse, IAS Part ______, Room __, 60 Centre Street,

New York, New York, to determine whether the proposed

Settlement of the Actions as set forth in the Stipulation,

should be finally approved as fair, just, reasonable and

adequate to the Class and the Partnership, whether the Final

Judgment approving the Settlement should be entered, and in

what amount any applications for attorneys' fees, costs and

expenses should be granted.

          18.      The Court may adjourn or continue the

Settlement Hearing, or any adjournment thereof, without

further notice to members of the Class other than by

announcement at the Settlement Hearing or any adjournment

thereof.

          19.      The Court reserves the right to approve the

Settlement with modifications approved by the Parties or

without modification and with or without further notice to

the members of the Class.  The Court further reserves the

right to enter its final judgment dismissing the Actions on

the merits as to all defendants and with prejudice as

against the named plaintiffs, all members of the Class, and

each of them, and their respective representatives,

trustees, and successors and assigns, to order the payment

of attorneys' fees and to make such further orders as are

necessary and appropriate all without further notice.

          20.      No later than seven (7) days before the

Settlement Hearing, all briefs supporting the Settlement and the Fee and Expense Application shall be served and filed.

          21.      Neither the Stipulation, nor any of its terms

or provisions, nor any of the negotiations or proceedings

connected with it, shall be construed as an admission or

concession by Defendants of the truth of any of the

allegations in the Action, or of any liability, fault, or

wrongdoing of any kind.

          22.      All discovery and other proceedings in the

Actions are stayed until further order of the Court, except

as may be necessary to implement the Settlement or comply

with the terms of the Stipulation.  The Representative

Plaintiffs and Class Members are barred from commencing or

prosecuting any direct or representative action, or any

action in any other capacity, asserting any of the Mendik

Claims or NYRES Claims unless and until the Stipulation is

terminated according to its terms.

          23.      The Court may, for good cause, extend any of

the deadlines set forth in this order without further notice to the Class.

          DONE AND ORDERED at the Courthouse, 60 Centre

Street, County of New York, New York this _____ day of

_________________, 1998.




                      _______________________________________
                              Justice, Supreme Court,
                              New York County



                          EXHIBIT 1


SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

-----------------------------------------x   Index Nos. 97-600185
                                            97-600719, 97-113872
IN RE THE MENDIK REAL ESTATE            :
LIMITED PARTNERSHIP                         IAS Part_____________
                                        :
-----------------------------------------x   Consol. Case No.


          NOTICE OF PENDENCY OF CLASS AND DERIVATIVE
          ACTIONS, CLASS ACTION DETERMINATION, PROPOSED
          SETTLEMENT AND SETTLEMENT FAIRNESS HEARING.

TO:  All Owners Of Units In The Mendik Real Estate Limited
     Partnership (the "Partnership") At Any Time During The
     Period January 1, 1996 through June __, 1998 (the
     "Class" and "Class Period").

     -If the proposed Settlement described below is approved

     by the Court, among other benefits, the Partnership's

     properties will be sold at their current appraised

     values, certain former partners will share in a

     $500,000 fund, the Partnership will be liquidated, and

     a liquidating distribution will be made to current

     partners.



     -Please Read This Important Notice Carefully -- It

     Affects Your Rights.  This Notice is being sent to

     advise you of the pendency of this consolidated class

     and derivative action, the certification of the Class

     by the Court for purposes of settlement, the terms and

     conditions of the proposed Settlement (the

     "Settlement"), the release of claims against the

     Defendants, Class Counsel's fee application, the

     scheduling of a Settlement Fairness Hearing, and your

     rights with respect to these matters.  This Notice is

     not an expression of opinion by the Court as to the

     merits of any of the claims or defenses asserted in the

     actions.


     -If you are a Current Unitholder, that is, a person who

     held a unit on or after June __, 1998, you do not have

     to do anything in response to this Notice if you do not

     have any objection to the Settlement and do not wish to

     exclude yourself from the Class, except that if you

     desire to receive a portion of the Settlement and

     liquidation proceeds in shares of beneficial interest

     in Vornado Realty Trust ("Vornado Trust"), should

     Vornado Trust elect to pay a portion of the purchase

     price in stock, you must file the enclosed Stock

     Election Certificate by __________________, 1998.  (See

      36(b) below).



     -If you are a Class member who owned units of the

     Partnership but sold them on or after January 1, 1996

     and on or before June __, 1998, you must complete and

     file the enclosed Proof of Claim by __________ to

     obtain a share of the Settlement proceeds available to

     Former Unitholders.



     -You have the right to request exclusion from

     membership in the Class by timely following the

     procedures described in this Notice.  If you request

     exclusion, you will not participate in or be bound by

     the Action or the Settlement.  Only Class members who

     do not request exclusion have the right to participate

     in the Settlement Fairness Hearing.  In deciding

     whether to request exclusion, you should consider that

     if Class Members owning a certain minimum amount of

     Units elect to be excluded from the Class, the

     Defendants have the right to terminate the Settlement

     in its entirety and the Vornado Purchase will not

     occur.  In the event of such termination, there is no

     assurance that the Properties can be sold at the

     proposed price or on the proposed schedule.


     -If after having read this Notice you have questions

     concerning the Settlement you should call or write:



     Nicholas E. Chimicles, Esq.         Lawrence A.Sucharow, Esq.
     Chimicles, Jacobsen & Tikellis      Goodkind Labaton Rudoff &
     One Haverford Centre                  Sucharow LLP
     361 West Lancaster Avenue           100 Park Avenue
     Haverford, PA 19401                 New York, New York 10017
     (610) 642-8500                      (212) 907-0700

                     LEAD CLASS COUNSEL

     -Do not telephone or write to the Court.



                 SETTLEMENT FAIRNESS HEARING

          1.       The Court will conduct a Settlement Fairness

Hearing pursuant to Rule 908 of the New York Civil Practice

Law and Rules ("CPLR") on ______________, 1998 commencing at

_____:___ a.m. at the Courthouse, 60 Centre Street, New

York, New York 10007, in Courtroom ____, Part ____ to:

                   (a)  determine whether the Settlement is fair,

reasonable and adequate and should be approved;

                   (b)  determine whether an Order and Final Judgment

should be entered, dismissing the Consolidated Complaint

against the Defendants, on the merits and with prejudice;

                   (c)  determine whether the releases by the Class

members and the Partnership, as provided for in the

Stipulation of Settlement, should be provided to the Mendik

Releasees and NYRES Releasees (as defined below);

                   (d)  determine whether and in what amount to award

Class Counsel fees and reimburse their expenses for the

services performed and benefits obtained by them for the

Class; and

                   (e)  rule upon such other matters as the Court may

deem appropriate.

          2.       The Court has reserved the right to adjourn the

Settlement Fairness Hearing without further notice.



                          THE CLASS

          3.       The Court has certified the following Class for

purposes of the Settlement:

               All persons or entities, who owned units in The Mendik Real Estate Limited
               Partnership at any time during the
               period January 1, 1996 through June __,
               1998.


              BACKGROUND AND LEGAL PROCEEDINGS

          4.       This action results from the consolidation of

three class action lawsuits commenced in January and July

1997 concerning The Mendik Real Estate Limited Partnership

(the "Partnership").  By Order dated June __, 1998, the

Court ordered the three lawsuits consolidated (the "Action")

and pursuant thereto the plaintiffs filed a Consolidated

Amended Complaint (the "Complaint").

          5.       The four named plaintiffs are owners of Units in

the Partnership and the Complaint alleges direct claims on

behalf of the Plaintiffs and the Class, as well as claims

brought by them derivatively on behalf of the Partnership.

          6.       The Partnership was organized in 1986, under the

laws of the State of New York, to invest in, acquire,

maintain, operate and dispose of interests in commercial

real estate located in the Greater New York City

Metropolitan Area.  Between April 1986 and September 18,

1987, the Partnership sold 395,169 units of limited

partnership interest ("Units") to the public.  The Units

have a face amount of $500 per Unit and were issued in two

types:  A Units acquired by an investor not known by the

General Partners to be a tax-exempt person; and B Units

acquired by an investor known to the General partners to be

a tax-exempt person.

          7.       The General Partners of the Partnership are:

                   (a)  NY Real Estate Services 1, Inc. ("NYRES"), an

indirect wholly-owned subsidiary of Lehman Brothers Inc.

("Lehman Brothers"); and

                   (b)  Mendik RELP Corporation ("Mendik RELP")

(formerly known as Mendik Corporation), a corporation wholly-

owned by Bernard H. Mendik ("Mendik").

          8.       The Partnership's real estate assets presently

consist of interests in three properties (collectively the

"Partnership Properties"):

                   (a) An approximately sixty percent (60%) indirect

ownership interest in Two Park Avenue, an office building

located in Manhattan, New York City ("Two Park Avenue"),

held through the Partnership's 99.5% interest in M/H Two

Park Associates (the "Two Park Partnership Interest"), which is a general partner in Two Park Company, the entity which

owns Two Park Avenue.  (The remaining forty percent (40%)

ownership in Two Park Avenue is held by B&B Park Avenue,

L.P. ("B&B"), a limited partnership which is indirectly

owned by Vornado Realty L.P.);

                   (b)  Two office buildings known as Saxon Woods

Corporate Center located at 550-600 Mamaroneck Avenue,

Harrison, New York ("Saxon Woods"); and

                   (c)  An office building located at 330 West 34th

Street, Manhattan, New York City ("West 34th Street").

          9.       In November 1996 pursuant to a plan devised in

early 1996, the Mendik Company announced its intention to

transfer substantially all of the real estate assets owned

or controlled by it, to a newly-created public real estate

investment trust to be managed by its affiliates.  The

stated objective of this entity was to acquire and hold real estate assets.  In connection with that transaction, the

trust would also acquire B&B's interest in Two Park Avenue.

          10.      Following the commencement of the first two

actions, the Mendik Company abandoned the concept of forming a new publicly traded real estate investment trust to

acquire Mendik affiliated and other properties and entered

into a different transaction pursuant to which an affiliate

of Vornado Realty Trust ("Vornado") acquired certain real

estate holdings and management and leasing assets owned by

Mendik and his affiliates (the "Vornado Purchase").  As part of the Vornado Purchase, an affiliate of Vornado purchased

the limited and general partner interests in B&B which

indirectly owned a forty percent interest in Two Park

Avenue.  The price paid by Vornado for this interest in Two

Park Avenue reflected a valuation of $102 million for all of

Two Park Avenue.  In connection with the Vornado Purchase,

Mendik was elected to the position of Vice-Chairman of

Vornado and Mendik received a substantial interest in

Vornado Realty, L.P. and Vornado.

          11.      The Defendants in the Action are:

                   (a)  The general partners of the Partnership:

NYRES; and  Mendik RELP;

                   (b)  B&B, a limited partnership in which a Mendik

controlled entity served as a general partner, which owns a

forty percent interest in Two Park Avenue; and

                   (c)  Mendik.

          12.      Vornado is a fully-integrated real estate

investment trust.  Shares of Vornado trade on the New York

Stock Exchange under the symbol VNO.

          13.      The Complaint alleges that the Defendants have

breached and will continue to breach their fiduciary duties

owed to the limited partners of the Partnership under New

York law and their contractual obligations under the

Partnership Agreement to fulfill such fiduciary duties, by:

(1) the General Partners' alleged failure to timely sell or

liquidate the Partnership Properties despite alleged recent

improvement in the real estate market and despite statements in the 1987 Partnership offering prospectus that the

Partnership expected to dispose of its properties within

seven to ten years after their acquisition; (2) the sale of

the general and limited partnership interests in B&B to

Vornado, which is alleged to violate the Partnership

Agreement and the Defendants' fiduciary duties to the

Partnership and the limited partners because:  the transfer

allegedly makes it more difficult for the Partnership to

sell its interest in Two Park Avenue at an appropriate time

and at an appropriate price;  the transfer allegedly

violates the Partnership Agreement provision that provides

the Partnership may enter into a joint venture with a third

party only if the Partnership and such third party have

substantially identical investment objectives, and thereby

allegedly hinders the Partnership from negotiating the sale

of a 100 percent interest in Two Park Avenue;  the transfer

allegedly deprives the Partnership and the limited partners

of the same opportunity to liquidate their investment in Two

Park Avenue that the Vornado Purchase offered to Mendik and

his affiliates; and  the General Partners failed to

adequately disclose the Vornado Purchase to the limited

partners; and (3) the General Partners continue to operate

the Partnership for their personal financial gain and not in the interests of the limited partners.

          14.      As relief, the plaintiffs seek:  to enjoin or

rescind the Vornado Purchase;  compel the Defendants to

provide an accounting; and  compel the General Partners to

liquidate the Partnership.

                 SUMMARY OF SETTLEMENT TERMS

          15.      Following discovery, consultation with experts,

and extensive arms-length negotiations between Class Counsel and counsel for the Defendants, the Settlement was reached.

On June 2, 1998 the parties entered into a Stipulation and

Agreement of Compromise, Settlement and Release (the

"Stipulation of Settlement"), which embodies the terms of

the Settlement.  On June ___, 1998, in its Preliminary

Approval Order, the Court granted preliminary approval to

the Settlement, certified a Class pursuant to CPLR  902 for

settlement purposes, appointed the named plaintiffs as Class representatives, and designated certain counsel for the

plaintiffs as lead counsel of record for plaintiffs and the

Class ("Lead Class Counsel").

          16.      The Settlement, if approved, will, among other

things, result in the sale of the Partnership Properties,

the establishment of a $500,000 fund for the benefit of

certain Former Unitholders who sold their units on or after

January 1, 1996, and on or before June __, 1998, and the

subsequent final liquidation of the Partnership and

distribution to current limited partners.  The principal

sales and other terms of the Settlement are:

                   (a)  Vornado will purchase the Partnership's

interest in Two Park Avenue based upon the building's most

recent independent appraised value of $123 million.  The

Partnership's interest, net of the principal balance of

existing mortgages, is valued at approximately $34.6

million.  The net purchase price will be paid in cash, or at

Vornado's election, in any combination of cash and/or shares of Vornado stock (which will be freely tradeable pursuant to a Section 3(a)(10) exemption under the Securities Act of

1933).

                   (b)  An affiliate of Vornado Realty L.P. will

purchase the Partnership's Saxon Woods and West 34th Street

properties for an aggregate price of $30 million in cash,

which amount exceeds the sum of the most recent appraised

value for Saxon Woods ($20.5 million) and the mean of recent appraisals of West 34th Street (obtained by the Partnership

and Class Counsel) which estimated values range from $6.4

million to $11 million.

                   (c)  Prior to the liquidating distribution to be

made to the limited partners, the General Partners, NYRES

and Mendik RELP, will each contribute to the Partnership

their respective Partnership capital account deficits in

accordance with Section 17(b) of the Partnership Agreement.

                   (d)  The Partnership will receive its share of any

tax refunds received on the Partnership Properties which are applicable to its years of ownership.

          17.      (a)  Vornado's purchases of the Partnership

Properties (the "Vornado Purchase") will occur

simultaneously.  If the Court approves the Settlement, the

Vornado Purchase will occur within 30 days after the

Judgment entered by the Court approving the Settlement

becomes final and no longer subject to appeal.  In the event that the closing of the Vornado Purchase does not occur on

or before June 30, 1999, Vornado has the right, but not the

obligation, to terminate the Vornado Purchase.

                   (b)  Vornado is not obligated to purchase any of

the Partnership Properties unless the Partnership can

deliver all of the Partnership Properties at the closing.

However, if all of the Partnership Properties cannot be

delivered, Vornado may purchase those Partnership Properties which the Partnership can deliver at the closing, provided

it purchases all of them.

          18.      (a)  If Vornado elects to pay part of the purchase

price in shares of Vornado stock, the terms of the

Stipulation will provide for the sale of the Vornado Stock

in a block trade, other than Vornado stock distributable to

Class members who affirmatively elect to receive Vornado

shares (See 36(b)).  The net proceeds of the sale will be

distributed to those Current Unitholders who do not elect to receive Vornado Stock, in accordance with the distribution

formula provided in Partnership Agreement  17(c).

                   (b)  The terms of the Liquidating Trust will

provide for the distribution of the Vornado Stock only to

Class members who are Current Unitholders and who make an

election to receive Vornado Stock instead of the cash

proceeds realized from the sale of Vornado Stock (see

 36(b) below).  No fractional shares of Vornado stock will

be distributed and any calculation that would result in a

fractional share will be rounded up or down to the next

closest share.  To the extent that, as a result of this

rounding process, a Class member who is a Current Unitholder and elects to receive Vornado Stock receives a share more or less than that to which he or she is otherwise entitled, an

adjustment to the cash proceeds of the liquidation to be

paid to such Class member will be made to take account for

that increase or decrease in the number of shares received.

The shares of Vornado Stock will be distributed to those

Current Unitholders who elect to receive Vornado Stock in

accordance with the distribution formula provided in

Partnership Agreement  17(c).

          19.      The cash paid by Vornado in the Vornado Purchase

(the "Cash Proceeds") will be utilized and distributed

according to the following priorities:

                   (a)  To pay creditors of the Partnership

(including fees and loans the General Partners and their

affiliates pursuant to the terms of the Partnership

Agreement).

                   (b)  To establish a reasonable reserve for

contingencies to cover final expenses and the winding up of

the Partnership.  Any funds remaining in the reserve after

payment of all expenses shall be distributed to the limited

partners in accordance with the Partnership Agreement.

                   (c)  To pay the costs of the claims administration

process and of providing notice to Class members pursuant to the Preliminary Approval Order.

                   (d)  To pay Defendants' attorney's fees, expert

fees and costs incurred in connection with the Action, as

authorized by Partnership Agreement  13(h).

                   (e)  To pay Class Counsel's fees and expenses as

awarded by the Court.

                   (f)  To pay up to $500,000 in the aggregate to

Former Unitholders (i.e., those Class members who sold their units on or after January 1, 1996 and on or before June __,

1998) who submit timely and valid proofs of claim in

accordance with the provisions of  30 below.

          20.      The remainder of the Cash Proceeds, and the other

assets of the Partnership will be distributed to Current

Unitholders (the limited partners), in accordance with the

distribution formula provided in Partnership Agreement

 17(c).  The distributions described in Paragraphs 18, 19

and 20 shall be described collectively as the "Liquidating

Distribution."

          21.      If the Settlement is approved by the Court, the

Judgment will provide, among other things:

                   (a)  that the Partnership Agreement is deemed to

be amended, irrespective of any provision of the Partnership

Agreement which may be inconsistent, to the extent necessary to implement the terms of the Settlement, including without

limitation, to authorize the Vornado Purchase, the

establishment of the Liquidating Trust, the Liquidating

Distribution, and the Liquidation of the Partnership all as

contemplated by the Settlement, including the distributions

to Former Unitholders;

                   (b)  for the dismissal of the Complaint and the

Action, on the merits, and with prejudice;

                   (c)  for the grant of the releases from

plaintiffs, the Class, and the Partnership to the Defendants and their affiliates (as more fully described below in  23

and 24);

                   (d)  for the approval of the plaintiffs' and the

Class's agreement to reduce any judgment obtained by them

against any of the NYRES Releases by the amount of the

Mendik Equitable Share (as more fully described in  25

through 28, below);

                   (e)  for a bar and injunction against the

plaintiffs', the Class's, and the Partnership's commencement or prosecution of the Released Claims against the NYRES

Releasees and Mendik Releasees.

                   (f) for the Court's continuing jurisdiction over

the effectuation and administration of the Settlement.

          22.      Defendants have the right, but not the obligation,

to terminate the Settlement in its entirety if Class Members owning a certain minimum number of Units elect to exclude

themselves from the Class or if certain other conditions to

the Settlement are not met.  If the Settlement is terminated or does not receive final Court approval then it shall be

void and each party shall be restored to his, her, or its

respective position as it existed prior to the execution of

the Stipulation of Settlement.  If the Settlement or the

Vornado Purchase is terminated or does not receive final

Court approval, then in the event of such termination, there is no assurance that the Properties can be sold at the

proposed price or on the proposed schedule.

                        THE RELEASES

          23.      (a)  The Mendik Releasees means:  Bernard H.

Mendik, Mendik RELP Corporation, B&B Park Avenue, L.P.,

Mendik Realty Company, Inc., Mendik Management Company Inc.,

Vornado Realty Trust, Vornado Realty L.P., and their Related

Parties.

                   (b)  The NYRES Releasees means:  Lehman Brothers

Inc.,  NY Real Estate Services 1, Inc., and their Related

Parties.

                   (c)  The Mendik Releasees and NYRES Releasees are

collectively referred to as the "Released Persons."

                   (d)  Related Parties means each of a Released

Person's past or present directors, officers, employees,

partners, principals, agents, controlling shareholders, any

entity in which the Released Person and/or any member(s) of

the Released Person's immediate family has or have a

controlling interest, attorneys, advisors, personal or legal representatives, insurers, co-insurers and reinsurers,

predecessors, successors, parents,  subsidiaries, divisions,

joint ventures, assigns, spouses, heirs, associates, related or affiliated entities, any members of their immediate

families, or any trust of which any Released Person is the

settlor or which is for the benefit of any Released Person

and/or member(s) of his family, except that no person will

be deemed a Related Party of a Released Person solely by

reason of such person's affiliation with the Partnership.

                   (e)  Plaintiff Releasors means:  the Plaintiffs,

the members of the Class, and the Partnership.

                   (f)  Released Claims means:  any and all claims,

including unknown claims, that relate in any way to:  the

subject matter of the Action;  Two Park Company, the

Partnership, and the assets owned by it and its affiliates

M/H Two Park Associates and the management of all of the

foregoing; and  the sale of Units by Plaintiffs and the

members of the Class.

          24.      The Releases to be given to the Mendik Releasees

and NYRES Releasees are broad.  If the Settlement is

approved, the Plaintiff Releasors will release and charge

the Released Claims against the Mendik Releasees and NYRES

Releasees.  In addition to the Released Claims, the

Plaintiff Releasors will release and discharge, as to the

Mendik Releasees only, claims also arising from the purchase of Units by Class Members in the Partnership.



                     JUDGMENT REDUCTION

          25.      Certain of Class Counsel are counsel for

plaintiffs and the purported class in another action pending in the State of Delaware, Chancery Division, New Castle

County, entitled In re Lehman Brothers Limited Partnerships

Litigation (the "Delaware Action").  The Delaware Action

asserts various claims against Lehman Brothers and its

affiliates arising from the sale and marketing of interests

in more than seventy limited partnerships, including the

Partnership.  The Delaware Action does not name any of the

Mendik Releasees as a defendant.

          26.      The Complaint in the Delaware Action alleges,

among other things, that Lehman and NYRES violated the

common law and breached their fiduciary duties to the

investors in the partnerships (including the Partnership) by concealing allegedly material facts about the condition and

value of the properties in which the partnerships invested

and concerning the risk of investing in the partnerships.

          27.      The Settlement will not affect the claims asserted

by Class members against the Lehman affiliated defendants in the Delaware Action relating to the purchase of Units by

Class Members.  However, in addition to the Releases

described above, if the Settlement is approved, the Class

members will reduce any judgment they may obtain against any of the NYRES Releasees in the Delaware Action by the amount,

percentage, or share, if any, that the finder of fact

determines to be attributable to the conduct of the Mendik

Releasees solely with respect to the claims made against

Lehman Brothers in connection with the sale of Units in the

Partnership (the "Mendik Equitable Share").

          28.      Quantifying the Judgment Reduction provision to be

provided the NYRES Releasees under the Settlement is not

possible since it depends upon the ability of the plaintiffs in the Delaware Action to secure a monetary judgment against

Lehman and Lehman's ability to convince the trier of facts

that one or more of the Mendik Releasees shares liability

with Lehman for the wrongs complained of in connection with

the sale and marketing of Partnership Units.  Plaintiffs in

the Delaware Action have not named any of the Mendik

Releasees as defendants.  Nevertheless, Lehman has the

right, if a judgment be rendered against it in the Delaware

Action, to seek to shift certain of its liability to the

Mendik Releasees.  If the trier of facts determines that the

Mendik Releasees should bear a portion of that liability,

the Judgment Reduction's provision may result in the

plaintiff class in the Delaware Action, which includes

members of the Class, recovering less than they otherwise

would absent the Judgment Reduction provision.



PROOF OF CLAIM AND ALLOCATION PROCESS FOR FORMER UNITHOLDERS

          29.      Class members who sold their Units from or

after January 1, 1996, to on or before June __, 1998

(formerly held Units) are entitled to receive a portion of

the $500,000 cash settlement pool provided that they timely

file the Proof of Claim enclosed with this Notice, setting

forth the information requested and affixing the

documentation necessary to establish the validity of their

claim.

          30.      Former Unitholders must file their Proof of

Claim, postmarked on or before _______, 1998, with the

Claims Administrator, Rudolph Palitz LLP, Claims

Administrator, Post Office Box 3026, Blue Bell, Pennsylvania

19422.  (Class members who continue to hold their Units

should not file a claim and will automatically participate

in the benefits of the Settlement.)

          31.      (a)  Class A Units were initially acquired

from the Partnership by an investor not known by the

Partnership to be a tax-exempt person; Class B Units were

initially acquired from the Partnership by an investor known to the Partnership to be a tax-exempt person.  The

Partnership was structured so that certain tax advantages

could be realized by Class A Unitholders in connection with

the allocation of cost, recovery, and depreciation

deductions.  As a result, differences in capital account

balances exist between Class A Units and Class B Units.

                   (b)  The Partnership Agreement provides that

distribution upon liquidation will be made in proportion to

the positive capital account balances of Unitholders.  The

$500,000 available to Former Unitholders will therefore be

allocated among approved claimants based upon the type of

Units they owned.  All Formerly Held A Units for which claim is validly made shall be weighted by a factor of one, each

Formerly Held B Unit for which claim is validly made shall

be weighted by a factor of two.  The total number of such

weighted units will be divided into $500,000 to determine a

per unit distributable share.  Each Formerly Held A Unit

will receive the per unit distributable share; each Formerly

Held B Unit shall receive the per unit distributable share

multiplied by two.  In no event shall the amount to be paid

to a Former Unitholder on account of formerly held Units

exceed fifty percent of the amount which is payable in the

liquidation on the equivalent number and type of Units held

by a Current Unitholder.  The portion of the $500,000

remaining, if any, after this distribution to the Former

Unitholders, shall be distributed to Current Unitholders in

accordance with the distribution formula provided in

Partnership Agreement  17(c) (the "Liquidating

Distribution").



            DECISION TO SETTLE AND RECOMMENDATION

          32.      Class Counsel have made a thorough investigation

of the facts and a study of the legal principles applicable

to Plaintiffs' claims, have consulted with real estate

experts, and have conducted extensive discussions and arms-

length negotiations with representatives of Defendants and

Vornado with a view toward resolving the Action and

achieving the best possible relief consistent with the

interests of the Class and the Partnership.  Class Counsel

believe the Settlement, the Vornado Purchase and the

Partnership's liquidation are in the best interests of the

Class and the Partnership and have agreed to settle the

Action according to the terms of the Settlement Agreement

after considering:  the substantial benefits that the

Partnership and members of the Class will receive;  the fact that the Settlement results in the prompt sale of the

Partnership's Properties and the liquidation of the

Partnership, resulting in a timely substantial distribution

to the limited partners;  the attendant risks of continuing

litigation;  the probability of success on the merits of the allegations asserted in the Actions;  the risk that

continuing the Action might delay or interfere with the sale of Partnership Properties; and  the possibility that a sale

of one or more of the Partnership's Properties to an entity

other than Vornado could only be achieved at a lower price,

at higher expense, or after much delay.

          33.      The General Partners have engaged in arms-length

negotiations with Class Counsel, and NYRES has engaged in

arms-length negotiations with Vornado, concerning the

Settlement and the Vornado Purchase.  As a result of the

conflict of interest resulting from Mendik's position as co-

chairman of Vornado Realty Trust and his substantial

interest in Vornado Realty Trust and Vornado Realty, L.P.,

the Vornado Purchase was negotiated on behalf of the

Partnership by Class Counsel and NYRES.  NYRES and Class

Counsel believe that the Settlement and the Vornado Purchase are in the best interest of the Partnership in light of the

following factors, among others:   the price to be paid for

the Two Park Partnership Interest reflects a value for the

building that is equal to the most recent independent

appraised value of the building and substantially exceeds

the valuation of the building reflected in the Vornado REIT

Transaction (approximately $102 million);  the possible

effect on B&B's right of first refusal of any offer made by

a third party for Two Park Avenue on the Two Park

Partnership Interest;  the fact that the aggregate payment

of $30 million for Saxon Woods and West 34th Street exceeds

the sum of the most recent appraised value for Saxon Woods

($20.5 million), and the mean of recent appraisals of West

34th Street obtained by the Partnership and Class Counsel

(which estimated values range from $6.4 million to $11

million); and  the fact that the sale of all the Partnership

Properties to Vornado permits the prompt dissolution and

liquidation of the Partnership without delays and with a

substantial reduction of the costs associated with large

real estate sales (e.g., brokerage commissions or fees).

          34.      The Settlement grants Vornado the option to pay

for the Two Park Partnership Interest in cash, or in any

combination of cash and/or Vornado Stock.  NYRES and Class

Counsel believe that providing Vornado the option of paying

in cash or in Vornado Stock is beneficial in light of the

following factors:  (1) NYRES's and Class Counsel's belief

that providingVornado with the option to pay in stock rather than cash increased the consideration Vornado was

willing to pay for the Two Park Partnership Interest; and

(2) the immediate and unrestricted transferability of the

Vornado Stock upon its distribution to the Current

Unitholders who affirmatively elect to receive Vornado Stock

(other than Current Unitholders that are affiliates of

Vornado).



               DEFENDANTS' DENIAL OF LIABILITY

          35.      Defendants deny any wrongdoing or liability

with respect to all claims, events and transactions

complained of in the Action.  Defendants vigorously deny

such liability, but consider it desirable that the Action be settled and dismissed because:  the terms of the Settlement,

including the Vornado Purchase, are in the best interest of

the limited partners and the Partnership; and  the

Settlement will halt the expense, inconvenience and burden

of litigation and permit the final liquidation and

dissolution of the Partnership.



             RIGHTS AND OPTIONS OF CLASS MEMBERS

          36.      As a Class member you have certain

rights and options that you may take under this Settlement:

                   (a)  YOU DO NOT NEED TO DO ANYTHING IF YOU

HAVE NO OBJECTION TO THE SETTLEMENT, WISH TO REMAIN A MEMBER

OF THE CLASS, AND DESIRE TO RECEIVE THE BENEFITS OF THE

SETTLEMENT.  If you are a Former Unitholder you must file a

Proof of Claim by _________, 1998.

                   (b)  CURRENT UNITHOLDERS NEED NOT TAKE ANY

ACTION TO RECEIVE THE BENEFITS OF THE SETTLEMENT.  However,

a portion of the Settlement proceeds may be available to be

paid to current Unitholders in shares of Vornado stock

rather than cash if Vornado elects to make partial payment

in shares of Vornado stock.  Those current Unitholders who

desire to receive their allocable share of Vornado stock

instead of cash must make an affirmative election by

returning the accompanying Stock Election Certificate by

___________, 1998.

                   (c)  (1)  IF YOU DO NOT WANT TO BE A CLASS

MEMBER AND WANT TO BE EXCLUDED FROM THE CLASS THE COURT WILL

EXCLUDE YOU FROM THE CLASS AND THE PROPOSED SETTLEMENT ONLY

IF YOU SUBMIT A TIMELY WRITTEN REQUEST FOR EXCLUSION.  Your

written exclusion request must be postmarked no later than

________, 1998 addressed to the attention of the Claims

Administrator:

     Rudolph Palitz LLP

     PO Box 3026

     Blue Bell, PA  19422

     Attn.:  Exclusion Request



Such request must contain a statement "requesting

exclusion," and include your name, address, telephone

number, social security number, the number and type of Units ever owned by you and (i) the date(s) of purchase of such

Units, and (ii) the dates, if any, of any sale or other

disposition of any Units.

                        (2)  If you request exclusion, you will

not be entitled to receive any of the Settlement benefits,

but you will retain your rights, if any, to pursue other

available remedies.  In addition, if the Settlement is

approved, you will not have the opportunity to elect to

receive shares of Vornado Stock from the Liquidating Trust

but, if you are a Current Unitholder, you will receive net

proceeds realized by the Partnership from the sale of the

Vornado Stock you would have received if you had not

requested exclusion. (See,  18 above).  In deciding whether

to request exclusion, you should consider that if Class

Members owning a certain minimum amount of Units elect to be excluded from the Class, the Defendants have the right to

terminate the Settlement in its entirety and the Vornado

Purchase will not occur.  In the event of such termination,

there is no assurance that the Properties can be sold at the proposed price or on the proposed schedule.

                        (3)  If you are a Class member and you

do not request exclusion in the manner and within the time

described above, you will automatically be included as a

Class member, and the proposed Settlement (if and when

approved by the Court), all orders or judgment issued by the

Court in this Action and any release given in connection

with the Settlement will be binding upon you.

                   (d)  If you remain a Class member, you may appear

personally or by counsel and be heard at the Settlement

Fairness Hearing and/or may object to the Settlement and/or

any applications for attorneys' fees, expenses and costs,

but only if such objections are filed in writing with the

Clerk of the Court and copies of such objections and all

materials supplied to the Court in support thereof are

served upon and received by Lawrence Sucharow, Esq. at

GOODKIND LABATON RUDOFF & SUCHAROW, LLP, 100 Park Avenue,

New York, New York 10017; Nicholas Chimicles, Esq. at

CHIMICLES JACOBSEN & TIKELLIS, One Haverford Centre, 361

West Lancaster Avenue, Haverford, Pennsylvania 19041;

Richard Goldstein, Esq. at PROSKAUER ROSE, LLP, 1585

Broadway, New York, New York 10036; and Leslie Fagen, Esq.

at PAUL, WEISS, RIFKIND, WHARTON & GARRISON, 1285 Avenue of

the Americas, New York, New York 10019, on or before

_____________, 1998.  Attendance at the Settlement Fairness

Hearing by Class members is not necessary, however, persons

who wish to comment orally on the proposed Settlement must

serve upon the above counsel and file with the Court, on or

before _______, 1998, a writing stating their intention to

appear at the Settlement Fairness Hearing, the nature of

their proposed comment and the identities of witnesses, if

any, who may be called to testify and exhibits, if any,

which will be introduced into evidence.  Class members who

do not enter a formal appearance by individual counsel will

be represented by Lead Class Counsel.



                  ATTORNEYS FEES AND COSTS

          37.      Class Counsel will apply to the Court for an award

of attorneys' fees and reimbursement of expenses, including

the fees of experts or consultants retained by them in

connection with prosecuting the Actions, in the aggregate

amount of $2.5 million (plus interest on such attorneys'

fees, costs and expenses at the same rate as earned by the

Cash Proceeds from Vornado Purchase for the period between

the closing of the Vornado Purchase and the payment of such

award) (the "Fee and Expense Application") to be paid from

the Settlement Fund.



        POST CLASS PERIOD SALES OR TRANSFER OF UNITS

          38.  Any sales or transfers of Units occurring on or

after June __, 1998 shall be deemed to transfer to the buyer or transferee the right, title and interest of the seller or transferor in the Action, the claims asserted therein, and

the Settlement.

          39.  Pending final determination of whether the

Settlement should be approved, the Court has enjoined

Plaintiffs in the consolidated Action and all Class members

from instituting, commencing or proceeding with any action

which asserts Released Claims against any Released Party.



           SCOPE OF NOTICE AND FURTHER INFORMATION

     THIS NOTICE CONTAINS ONLY A SUMMARY OF THE ACTION AND

OF THE PROPOSED SETTLEMENT FOR MORE COMPLETE INFORMATION

CONCERNING THE ACTION AND THE PROPOSED SETTLEMENT, YOU MAY

INSPECT THE PLEADINGS, SETTLEMENT AGREEMENT AND OTHER PAPERS

ON FILE IN THIS ACTION DURING NORMAL BUSINESS HOURS AT THE

OFFICE OF THE CLERK OF THE SUPREME COURT OF THE STATE OF NEW

YORK, COUNTY OF NEW YORK, 60 CENTRE STREET, NEW YORK, NEW

YORK 10007.



Dated:  New York, New York

                           , 1998

                    BY ORDER OF THE COURT
                    [Court clerk or Judge]

                          EXHIBIT 3

                 STOCK ELECTION CERTIFICATE





          I,                                             ,

am the current owner of Units of The Mendik Real Estate

Partnership (the "Partnership"), I have read the Notice of

Pendency of Class and Derivative Actions ("Notice") and

hereby elect to receive, to the extent possible, my

allowable share of the Settlement and liquidation in shares

of beneficial ownership of Vornado Realty Trust.






[signature]




Name:                                          Mail no later than
                                               , 1998 to:
Address:

Tel. No.:

Soc. Security Number:





                          EXHIBIT 2



SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
In re The MENDIK REAL ESTATE LIMITED          Consolidated Action
PARTNERSHIP LITIGATION                        Index #97-600185


                       PROOF OF CLAIM

        When completed, this Claim with the appropriate

documentation must be received by the Claims Administrator:

                 Rudolph Palitz, LLP

                 Post Office Box 3026

                 Blue Bell, PA 19422

                 Attn.:  Mendik Litigation

no later than _______________________, 1998.

        If you owned Units in The Mendik Real Estate Limited

Partnership  (the  "Partnership") at  any  time  during  the period  January 1, 1996 through June ___, 1998  (the  "Class

Period") and sold any such Units during the Class Period you must complete, sign, affix supporting documentation and send this  Proof of Claim form to the Claims Administrator to  be received  by  it by __________, 1998 in order to participate in the distribution to Former Unitholders.

       This Proof of Claim is part of the Notice of Proposed

Settlement  (the "Notice") which accompanied it  and  should only be executed and submitted after a Former Unitholder has read the Notice.  If you did not receive the Notice, you may obtain a copy from the Claims Administrator.

        Current Unitholders who did not sell any of their

Units during the Class Period should not submit a Proof of

Claim.  Distributions to current Unitholders will be

automatic.



    INVESTMENT INFORMATION FOR PURCHASE AND SALE OF UNITS

        IN THE MENDIK REAL ESTATE LIMITED PARTNERSHIP


                    Purchase Information
                      Units Purchased
                                               Date of Purchases
Number of Units             Type A or B




                       Sale Information
                          Units Sold
                                               Date of Sales
Number of Units             Type A or B




Please attach documentation (e.g., brokerage confirmations, brokerage monthly statements or a letter from your broker) to prove the listed purchase(s) and sale(s).

        THE  UNDERSIGNED REPRESENTS AND WARRANTS THAT HE  OR

SHE HAS NOT FILED A REQUEST FOR EXCLUSION (OPT-OUT).

        The undersigned consents to the jurisdiction of  the

Court with respect to this claims and all matters pertaining thereto.

Please print:

  NAME:

  ADDRESS:



  SOCIAL SECURITY # OR TIN:

  TELEPHONE NUMBER:



        [RS  W-9 TYPE CERTIFICATION TO BE INSERTED  HERE  BY

PRINTER]



        I  certify under penalties of perjury that the above

information is true and correct to the best of my knowledge.



                                     (signature)





                                     (date)



        If any of the Units for which you have provided

information was owned jointly with another person or entity,

each person who owned any such Unit must sign this document.

       Additional signatures:





                                (signature of joint owner)





                                (date)










                          EXHIBIT 3




                 STOCK ELECTION CERTIFICATE





          I,                                             ,

am the current owner of Units of The Mendik Real Estate

Partnership (the "Partnership"), I have read the Notice of

Pendency of Class and Derivative Actions ("Notice") and

hereby elect to receive, to the extent possible, my

allowable share of the Settlement and liquidation in shares

of beneficial ownership of Vornado Realty Trust.






[signature]




_______________________________
1Any capitalized terms used in this Background section and not defined herein are defined in Paragraph 1 of this Stipulation.


Doc#:DS4:411203.1


Name:                                         Mail no later than
                                              , 1998 to:
Address:

Tel. No.:

Soc. Security Number:




                            EXHIBIT 4



SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------x  Index Nos. 97-600185

IN RE THE MENDIK REAL ESTATE                 :
LIMITED PARTNERSHIP                              IAS Part ___________
                                             :
----------------------------------------------x  Consol. Case. No.



        _________________________________________________

               SUMMARY NOTICE OF PENDENCY OF CLASS
                  AND DERIVATIVE ACTIONS, CLASS
                 ACTION DETERMINATION, PROPOSED
           SETTLEMENT AND SETTLEMENT FAIRNESS HEARING
       ___________________________________________________




   TO:  ALL OWNERS OF UNITS IN THE MENDIK REAL ESTATE LIMITED
    PARTNERSHIP ("PARTNERSHIP") AT ANY TIME DURING THE PERIOD
    JANUARY 1, 1996 THROUGH JUNE 19, 1998 ("CLASS" AND "CLASS
                            PERIOD")


           This summary notice is given pursuant to Rule 908 of

 the New York Civil Practice Law and Rules and pursuant to an

 Order of the Supreme Court of the State of New York, County of

 New York entered in the above-captioned actions ("Action") to notify you of the pendency of the Action, the Court's

certification of the Class for purposes of settlement, the

proposed Settlement of the Action, and to give you notice of a hearing (described more fully below).

            The proposed Settlement, if finally approved, will

result, among other things:  in the prompt sale of the

Partnership's remaining real estate assets, comprising its

interests in three commercial properties, for an aggregate

consideration of $64.6 million, net of mortgages; the

establishment of a $500,000 fund for the benefit of Class Members who sold their Units during the period January 1, 1996 through

19, 1998 ("Former Unitholders") and who file a valid Proof of

Claim with the Claims Administrator on or before ___________,

1998; and the liquidation of the Partnership, with the

liquidation proceeds being distributed to the Limited Partners after payment of certain fees and expenses owed by the

Partnership to third parties.



          A hearing will be held before the Supreme Court of the

State of New York, County of New York, at the Courthouse, 60

Centre Street, New York, New York  10007, in Courtroom __, Part

__ on _________, 1998, at __ _.m. ("Hearing"), to determine

finally whether (a) the Stipulation and Agreement of Compromise,

Settlement and Release ("Stipulation of Settlement") dated

June 2, 1998, is fair, just, reasonable and adequate; (b) final judgment should be entered dismissing the Action as to all

defendants with prejudice as against plaintiffs and all members of the Class; (c) the releases by the Class members and the

Partnership, as provided in the Stipulation of Settlement, should be provided to the defendants; and (d) whether and in what amount to award Class Counsel fees and reimburse their expenses for the service performed and benefits obtained by them for the Class.

The Court has reserved the right to adjourn the Hearing by oral announcement at the Hearing or any adjournment thereof, and

without further notice of any kind.



             The Court has appointed as Lead Class Counsel the
                           following:

     Nicholas E. Chimicles              Lawrence A. Sucharow
         CHIMICLES, JACOBSEN &          GOODKIND LABATON
           TIKELLIS                      RUDOFF & SUCHAROW
     One Haverford Centre               100 Park Avenue
     361 West Lancaster Avenue          New York, NY  10017-5563
     Haverford, PA  19041-0100

              This is only a brief summary of the information

   contained in the full printed Notice which you should read.

 [Your rights and options with respect to the settlement and the deadlines by which you must act are more fully described in the printed Notice, including your right to request exclusion,

 object, appear at the Hearing, file a proof of claim, and elect to receive shares of beneficial interest in Vornado Realty Trust in lieu of cash].  If you are a Class Member and have not

 received the full printed Notice that has been mailed to Class

 Members, please contact the Claims Administrator at

 1-800-222-2760 to obtain a copy.

               Rudolph, Palitz LLP
               P.O. Box 3026
               Blue Bell, PA  19422


PLEASE DO NOT CONTACT THE COURT.

                                   Clerk of the Supreme Court  of
                                   the  State of New York, County
                                   of New York.
                              Dated:  ____________________





                            EXHIBIT B




SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
-----------------------------------------x  Index Nos. 97-600185

IN RE THE MENDIK REAL ESTATE            :
LIMITED PARTNERSHIP                        IAS Part ___________
                                        :
-----------------------------------------x  Consol. Case. No.



                   [PROPOSED] ORDER AND FINAL
                      JUDGMENT OF DISMISSAL

          On this _____ day of __________________, 1998, a

hearing having been held before this Court to determine whether the terms of the Stipulation and Agreement of Compromise,

Settlement and Release dated June 2, 1998 (the "Stipulation"),

and the terms and conditions of the settlement proposed in the

Stipulation (the "Settlement"), and all transactions referred to therein or preparatory or incident thereto, are fair, reasonable and adequate for the settlement of all claims asserted herein;

and whether judgment should be entered in these consolidated class and derivative actions (the "Actions") dismissing the

Actions with prejudice as against all of the plaintiffs and The

Mendik Real Estate Limited Partnership, a limited partnership organized under the laws of the State of New York ("the

Partnership"), all members of the class certified in this Court's

Order dated ___________, 1998 and the Court having considered all matters presented to it at the hearing and all papers filed

herein relating thereto, including [list filings], and the

Parties to the Actions having provided to the Court any and all information that the Court has requested concerning the

Settlement, the Vornado Purchase (as defined herein) and the

Actions.

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED, as follows:

          1.       The Court, for purposes of this Order and Final

Judgment, adopts the following definitions:

                   (a)  "Cash Proceeds" means the $30 million in cash

(subject to adjustment pursuant to the terms of the Vornado

Purchase) to be paid by Vornado to the Partnership as part of the

Vornado Purchase.

                   (b)  "Claims" means any and all claims or causes

of action, demands, rights, liabilities, and causes of action of every nature and description whatsoever, whether in law or in equity, known or unknown, asserted or that could have been

asserted by a person, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or

breach of duty of loyalty, fraud, breach of fiduciary duty or violations of any state or federal statutes, rules or

regulations.

                   (c)  "Class" means all persons who owned Units in

the Partnership at any time during the Class Period.

                   (d)  "Class A Unit" means a Unit initially

acquired from the Partnership by an Investor Limited Partner (as defined in the Partnership Agreement) not known by the General

Partners to be a tax-exempt person.

                   (e)  "Class B Unit" means a Unit initially

acquired from the Partnership by an Investor Limited Partner (as defined in the Partnership Agreement) that was known to the

Partnership to be a tax-exempt person.

                   (f)  "Class Member" means each member of the

Class.

                   (g)  "Class Period" means the period from

January 1, 1996 through [date of the Preliminary Order].

                   (h)  "Defendants" means the defendants named in

the Actions.

                   (i)  "Effective Date" means the date that all of

the events and conditions specified in paragraph 19 of the

Stipulation have been met and have occurred.

                   (j)  "General Partners" means (1) NY Real Estate

Services 1, Inc. ("NYRES"), a Delaware corporation (formerly known as Hutton Real Estate Services XV, Inc.), an indirect

wholly owned subsidiary of Lehman Brothers Inc. ("Lehman

Brothers"), and (2) Mendik RELP Corporation ("Mendik RELP"), a

New York corporation (formerly known as Mendik Corporation)

wholly owned by Bernard H. Mendik ("Mendik").

                   (k)  "Judgment Reduction" means the judgment

reduction to be afforded the NYRES Releasees pursuant to

Paragraph 5 of the Stipulation and Paragraph 9 of this Judgment.

                   (l)  "Limited Partners" means all persons who hold

Units as of the Record Date.

                   (m)  "Liquidating Trust" means the trust to be

established to receive and distribute a portion of the Vornado

Stock and/or the net proceeds therefrom as part of the Vornado

Purchase.

                   (n)  "Liquidation" means the payments and

distribution contemplated by Paragraph 9 of the Stipulation,

including the allocations provided for therein.

                   (o)  "Mendik Claims" means the Claims released

pursuant to Paragraph 3 of the Stipulation and Paragraph 8 of

this Judgment.

                   (p)  "Mendik Defendants" means Bernard H. Mendik,

Mendik RELP Corporation and B&B Park Avenue, L.P.

                   (q)  The "Mendik Releasees" means Bernard H.

Mendik, Mendik RELP Corporation, Mendik Realty Company, Inc.,

Mendik Management Company Inc., Vornado Realty Trust, B&B Park

Avenue, L.P., Vornado Realty L.P. and their Related Parties.

                   (r)  "Notice" means the Notice of Pendency and

Settlement of Class and Derivative Actions, Class Action

Determination, Proposed Settlement of Class and Derivative

Actions, Settlement Hearing and Right to Appear annexed as

Exhibit 1 to this Court's order dated ________ in the Actions.

                   (s) "NYRES" means New York Real Estate Services

I, Inc.

                   (t)  "NYRES Claims" means the Claims released

pursuant to Paragraph 4 of the Stipulation and Paragraph 7 of

this Judgment.

                   (u)  "NYRES Releasees" mean Lehman Brothers Inc.,

NYRES and their Related Parties.

                   (v) "Parties" means, collectively, each of the

Defendants, and the Representative Plaintiffs on behalf of

themselves and the members of the Settlement Class and

derivatively on behalf of the Partnership.

                   (w) "Partnership Agreement" means the Certificate

and Agreement of Limited Partnership of the Partnership, as

restated and amended to date.

                   (x) "Person" means an individual, corporation,

partnership, limited partnership, limited liability company,

association, joint stock company, estate, legal representative,

trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors,

representatives, or assignees.

                   (y) "Plaintiff Releasors" means the

Representative Plaintiffs, each of the Settlement Class Members and the Partnership, on behalf of themselves and each of their successors, heirs, executors and assigns, except that the

Plaintiff Releasors do not include Bernard H. Mendik or his

Related Parties.

                   (z) "Record Date" means the date of entry of this

Judgment.

                   (aa)  "Related Parties" means each of a Released

Person's past or present directors, officers, employees,

partners, principals, agents, controlling shareholders, any

entity in which the Released Person and/or any member(s) of the

Released Person's immediate family has or have a controlling interest, attorneys, advisors, personal or legal representatives,

insurers, co-insurers and reinsurers, predecessors, successors,

parents, subsidiaries, divisions, joint ventures, assigns,

spouses, heirs, associates, related or affiliated entities, any members of their immediate families, or any trust of which any

Released Person is the settlor or which is for the benefit of any

Released Person and/or member(s) of his family, except that no

Person will be deemed a Related Party of a Released Person solely by reason of such Person's affiliation with the Partnership.

                   (bb) "Released Claims" means the Claims settled

and released pursuant to Paragraphs 3 through 5 of the

Stipulation.

                   (cc)  "Released Persons" means the Mendik Releasees

and the NYRES Releasees.

                   (dd)  "Releasor Judgment" means any judgment

obtained by any Plaintiff Releasor against any NYRES Releasee on a claim relating to the purchase of Units, by such Plaintiff

Releasor or his, her or its affiliates, predecessors or family members.

                   (ee)  "Representative Plaintiffs" means Joseph and

Nancy P. DeLeo, Michael Hatem, and Nancy P. Landis.

                   (ff)  "Settlement Class" means all Settlement Class

Members.

                   (gg)  "Settlement Class Member" or "Member of the

Settlement Class" means a Person who falls within the definition of the Class as set

forth in Paragraph 1.3 of the Stipulation and who has not

requested to be excluded from the Class pursuant to Paragraph 13 of the Stipulation.

                   (hh)  "Summary Notice" means the Summary Notice of

Pendency and Proposed Settlement of Class and Derivative Actions

annexed as Exhibit 2 to this Court's Order dated ______________

in the Actions.

                   (ii)  "Two Park Avenue" is an office building and

land known by the street address Two Park Avenue located in

Manhattan, New York City.

                   (jj)  "Two Park Company" is a New York general

partnership that owns Two Park Avenue.

                   (kk)  "Two Park Partnership Interest" means the

99.5 percent interest of the Partnership in M/H Two Park

Associates, a New York limited partnership that owns a 60 percent general partnership interest in Two Park Company.

                   (ll)  "Unit" means the interest of a limited

partner of the Partnership attributable to a Capital Contribution

(as defined in the Partnership Agreement) of $500 and includes both Class A and Class B Units.

                   (mm)  "Unknown Claims" means any Claims released

pursuant to the Stipulation and this Judgment which any person giving such release does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to the

Settlement.  With respect to any and all Released Claims, upon the Effective Date, the Representative Plaintiffs and the

Settlement Class Members will be deemed to have, and by operation of this Judgment will have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of  1542 of the California Civil Code, which provides:

               A general release does not extend to
          claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

and all similar provisions of the laws of any other states.  Each of the Representative Plaintiffs and the Settlement Class Members

may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but

pursuant to the Stipulation have agreed that each Representative

Plaintiff does and each Settlement Class Member will be deemed to have, and upon the Effective Date and by operation of the

Judgment will have, fully, finally, and forever settled and

released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

                   (nn)  "Vornado Stock" means the common shares of

beneficial ownership of Vornado Realty Trust, a real estate

investment trust organized under the laws of Maryland, __% of which are to be deposited by Vornado Realty Trust into the

Liquidating Trust and __% of which are to be issued to the

Partnership by Vornado Realty Trust, as part of the Vornado

Purchase.

                   (oo)  "Vornado Purchase" means the transaction

among the Settlement Class Members, the Partnership, the partners of M/H Two Park Associates and Vornado Realty, L.P., Vornado

Realty Trust or an affiliate thereof, the principal terms of which are described in Paragraph I of the Stipulation.

          2.       The Court approves the settlement of the

Actions set forth in the Stipulation as being fair, just,

reasonable and adequate and in the best interests of the Limited

Partners, the Partnership and the Settlement Class and its

members, and the Parties are directed to consummate the

Settlement in accordance with the terms and provisions of the

Stipulation.

          3.       With respect, in particular, to the exchange of

the Vornado Stock allocable to the Settlement Class (by delivery to the Liquidating Trust) for the Claims being released by the

Settlement Class Members as part of the Settlement, the Court (a)

has been informed that Vornado Realty Trust intends to rely on the exemption provided by Section 3(a)(10) of the Securities Act of 1933 in connection with such issuance of the Vornado Stock and

(b) approves the exchange of the Vornado Stock allocable to the

Settlement Class for the Claims being released by the Settlement

Class and its members, and finds that the terms and conditions of such exchange are fair, just, reasonable and adequate and in the best interests of the Settlement Class and its members.

          4.       With respect, in particular, to the exchange of

the remaining shares of Vornado Stock allocable to the

Partnership (by delivery to the Partnership) for a corresponding portion of the Two Park Partnership Interest as part of the

Settlement, the Court (a) has been informed that Vornado Realty

Trust intends to rely on the exemption provided by Section

3(a)(10) of the Securities Act of 1933 in connection with the issuance of the Vornado Stock, and (b) approves the exchange of such shares of the Vornado Stock for such portion of the Two Park

Partnership Interest, and finds that the terms and conditions of such exchange are fair, just, reasonable and adequate and in the best interests of the Limited Partners, the Partnership and the

Settlement Class and its members.

          5.       The Court finds that dissemination of the Notice

and the Summary Notice in the manner required by Paragraph 5 of this Court's prior Order Pursuant to CPLR Article 9 in these

Actions dated _________ constitutes the best notice practicable under the circumstances to the Class and meets the requirements of Article 9 of the CPLR, due process under the United States

Constitution, and any other applicable law and constitutes due and sufficient notice to all persons entitled thereto.

          6.       Less than 50 percent in interest of the Limited

Partners having objected or requested to be excluded from the

Settlement, and the Settlement having been approved, the

Partnership Agreement is hereby amended to the extent necessary to implement the terms of the Settlement, including without

limitation to authorize the Vornado Purchase, the Liquidation and the distribution of Vornado Stock and/or the net sale proceeds therefrom by the Liquidating Trust, irrespective of any

provisions of the Partnership Agreement inconsistent with such transactions.

          7.       As of the Effective Date, the Actions and all

claims asserted therein are dismissed with prejudice and on the merits as to the Partnership, the Representative Plaintiffs and

the Settlement Class, each party to bear its own costs and

attorneys fees except as expressly set forth herein, and all

Mendik Claims and NYRES Claims are hereby waived, released and extinguished, subject only to compliance by the Parties with the terms and conditions of the Stipulation and any order of this

Court with reference to the Stipulation.

          8.       Upon the Effective Date, the Plaintiff Releasors

will be deemed to have, and by operation of this Judgment will have, fully, finally and forever released, relinquished and

discharged any and all Claims, including Unknown Claims, that the

Plaintiff Releasors may have against each and all of the Mendik

Releasees relating in any way to (x) the subject matter of the

Actions; (y) Two Park Company, the Partnership, and the assets owned by it and its affiliates and M/H Two Park Associates and the management of all of the foregoing and (z) the purchase and sale by any Plaintiff Releasor or their affiliates, predecessors or family members of Units.

          9.       Upon the Effective Date, the Plaintiff Releasors

will be deemed to have, and by operation of this Judgment will have, fully, finally and forever released, relinquished and

discharged all Claims, including Unknown Claims, that the

Plaintiff Releasors may have against each and all of the NYRES

Releasees relating in any way to (x) the subject matter of the

Actions; (y) Two Park Company, the Partnership and the assets owned by it and its affiliates and M/H Two Park Associates and the management of all of the foregoing and (z) the sale by any

Plaintiff Releasor (except the Partnership) or their affiliates,

predecessors or family members of Units, except that nothing in the Stipulation or in this Judgment will release any Claims

relating to Plaintiff Releasors' purchase of Units in the

Partnership.

          10.      Upon the Effective Date, each of the Plaintiff

Releasors will be deemed to have, and by operation of this

Judgment will have, agreed to reduce any Releasor Judgment that any of them may obtain against any of the NYRES Releasees by the amount of the Mendik Equitable Share.  The "Mendik Equitable

Share" will be equal to the portion of the Releasor Judgment, as found by the court or jury rendering the Releasor Judgment, for which the Mendik Releasees would be liable to the NYRES

Releasees, whether by reason of contribution, indemnity or

otherwise, in the absence of the releases granted both in the

Stipulation and in this Judgment to the Mendik Releasees by the

Plaintiffs and by the NYRES Releasees.  In determining the Mendik

Equitable Share, the court and/or jury may take into account, if requested to do so by any NYRES Releasee or Plaintiff Releasor,

the terms of any agreements between any Mendik Releasee and any

NYRES Releasee that relate to indemnity or contribution or that otherwise may affect the amount of Judgment Reduction, including without limitation (1) the Sales Agency Agreement among the

Partnership, Hutton Real Estate Services XV Limited Partnership,

Mendik Corp. and Hutton Real Estate Services XV, Inc., dated

April 7, 1986 and (2) the Indemnity and Contribution Agreement

between Hutton Real Estate Services XV, Inc. and Mendik Corp.

dated April 7, 1986.

          11.      The Named Plaintiffs, the Partnership, any and all

other Settlement Class Members, and the Settlement Class, either directly or indirectly, and their predecessors, successors,

agents, representatives, attorneys and affiliates and the heirs,

executors, administrators, successors and assigns of any or all of them, are hereby permanently barred and enjoined from the assertion, institution, maintenance, prosecution or enforcement against the Mendik Releasees, or any of them, either now or

thereafter, on their own behalf or behalf of any other person, of any and all Mendik Claims in any Court of this or any other

Jurisdiction.

          12.      The Named Plaintiffs, the Partnership, any and all

other Settlement Class Members, and the Settlement Class, either directly or indirectly, and their predecessors, successors,

agents, representatives, attorneys and affiliates and the heirs,

executors, administrators, successors and assigns of any or all of them, are hereby permanently barred and enjoined from the assertion, institution, maintenance, prosecution or enforcement against the NYRES Releasees, or any of them, either now or

hereafter, on their own behalf or on behalf of any other person,

of any and all NYRES Claims in any Court of this or any other jurisdiction.

          13.      The Court will retain jurisdiction with respect to

implementation and enforcement of the terms of the Stipulation,

and all Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement

embodied in the Stipulation.

          14.      The Court authorizes the reimbursement to

Defendants by the Partnership, under Partnership Agreement

 13(b), of their reasonable costs and attorneys and expert fees incurred in the defense of the Actions.  Such reimbursement may be paid from the Cash Proceeds of the Vornado Purchase.

          15.      Neither the Stipulation nor the settlement

contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the

settlement:  (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released

Claims, or of any wrongdoing or liability of the Defendants or their Related Parties, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or

administrative proceeding in any court, administrative agency or other proceeding.

          DONE AND ORDERED at the Courthouse, 60 Centre Street,

County of New York, New York this _____ day of _________________,

1998.



                         _______________________________________
                              Justice, Supreme Court,
                              New York County